                                  27 JULY 2000


                                   FIAT S.p.A.
                                 CNH GLOBAL N.V.
                        FIAT FINANCE AND TRADE LTD. S.A.
                         NEW HOLLAND CREDIT COMPANY LLC
                                CASE CORPORATION
                             CASE CREDIT CORPORATION
                                  AS BORROWERS

                                       AND

                                    THE BANKS

                                       AND

                      CHASE MANHATTAN INTERNATIONAL LIMITED
                   AS FACILITY AGENT AND EURO SWING-LINE AGENT

                                       AND

                            THE CHASE MANHATTAN BANK
                             AS US SWING-LINE AGENT

                                       AND

                               ABN AMRO BANK N.V.
                               BANCA INTESA S.p.A.
                               CHASE MANHATTAN plc
                                  AS ARRANGERS

   ---------------------------------------------------------------------------
                                CREDIT AGREEMENT
              RELATING TO A MULTICURRENCY REVOLVING CREDIT FACILITY
                                OF $2,000,000,000
   ---------------------------------------------------------------------------

                                    CONTENTS

CLAUSE                                                                      PAGE
1.     Definitions And Interpretation.........................................1
2.     Facilities............................................................12
3.     Purpose...............................................................13
4.     Conditions Precedent..................................................14
5.     Drawdown..............................................................14
6.     Alternative Currencies................................................16
7.     Interest..............................................................18
8.     Repayment And Prepayment..............................................20
9.     Cancellation..........................................................21
10.    Changes In Circumstances..............................................22
11.    Payments..............................................................26
12.    Co-Borrower's Covenants...............................................31
13.    Additional Borrowers..................................................33
14.    Representations And Warranties........................................34
15.    Undertakings..........................................................36
16.    Default...............................................................37
17.    Pro Rata Sharing......................................................39
18.    The Agents, The Arrangers And The Banks...............................40
19.    Fees And Expenses.....................................................46
20.    Amendments And Waivers................................................47
21.    Miscellaneous.........................................................48
22.    Notices...............................................................49
23.    Assignments And Transfers.............................................50
24.    Indemnities...........................................................52
25.    Law And Jurisdiction..................................................54

Schedule 1 ..................................................................56
       Part A The Banks......................................................56
       Part B The Swing-Line Banks...........................................59

Schedule 2 ..................................................................60
       Part A Original Borrowers Conditions Precedent........................60
       Part B Acceding Borrower Conditions Precedent.........................61

Schedule 3           DRAWDOWN NOTICE.........................................62

Schedule 4           FORM OF TRANSFER CERTIFICATE............................63

Schedule 5           BORROWER ACCESSION MEMORANDUM...........................68

Schedule 6           FORM OF RESIGNATION NOTICE..............................69

THIS AGREEMENT is made on 27 July 2000

BY:

(1) FIAT S.P.A., a company incorporated in the Republic of Italy whose registered office is at Via Nizza 250, 10126 Turin, Italy ("FIAT");

(2) CNH GLOBAL N.V., a company incorporated in the Netherlands whose registered office is at Schipol Boulevard 217, WTC Airport, 1118 BH Luchthaven Schipol, The Netherlands;

(3) FIAT FINANCE AND TRADE LTD. S.A., a company incorporated in Luxembourg whose registered office is at 13 Rue Aldringen. L-1118, Luxembourg;

(4) NEW HOLLAND CREDIT COMPANY LLC, a limited liability company incorporated in the state of Delaware, United States of America whose registered office is at 33 South Railroad Avenue, New Holland, PA, 17557, United States of America;

(5) CASE CORPORATION, a company incorporated in the state of Delaware, United States of America whose registered office is at 1209 Orange Street, Willmington DE 19801, United States of America; and

(6) CASE CREDIT CORPORATION, a company incorporated in the state of Delaware, United States of America whose registered office is at 1209 Orange Street, Willmington DE 19801, United States of America;

     (together the "ORIGINAL BORROWERS")

(7)  THE BANKS listed in Schedule 1 (The Banks);

(8) CHASE MANHATTAN INTERNATIONAL LIMITED of Trinity Tower, 9 Thomas More Street, London E1 9YT as the Facility Agent and Euro Swing-Line Agent (as those terms are defined below);

(9) THE CHASE MANHATTAN BANK of 270 Park Avenue, New York, New York as US Swing-Line Agent (as that term is defined below); and

(10) ABN AMRO BANK N.V. of 250 Bishopsgate, London, BANCA INTESA S.P.A., London Branch of 3-6 Lombard Street, London EC3V 9AA and CHASE MANHATTAN PLC of 125 London Wall, London EC2Y 5AJ as the joint arrangers of the facility made available under this Agreement (together the "ARRANGERS").

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS In this Agreement:

     "ADDITIONAL BORROWER" means any Subsidiary of Fiat which has become an Additional Borrower in accordance with Clause 13 (Additional Borrowers).


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     "ADDITIONAL COST RATE" means, in relation to a Participation of a Bank in an Advance, the aggregate cost, if any, certified by such Bank as the cost to it of complying with the reserve asset and other regulatory requirements of the European Central Bank, the Bank of England and/or the Financial Services Authority in relation to that Participation or any class of loans of which that Participation forms part, expressed as a percentage rate per annum for the relevant Interest Period.

     "ADVANCE" means an advance made or to be made to a Borrower under the Facility (and includes, unless the context otherwise requires, a Swing-Line Advance), or, as the case may be, the outstanding principal amount of any such advance.

     "AGENCY FEES LETTER" means the letter dated on or about the date of this Agreement from the Facility Agent to the Borrowers' Agent relating to certain fees payable to the Facility Agent and the US Swing-Line Agent in relation to this Agreement.

     "AGENTS" means the Facility Agent, the US Swing-Line Agent and the Euro Swing-Line Agent and "AGENT" means any one of them.

     "ALTERNATIVE CURRENCY" means the Committed Currencies, Japanese Yen, Swiss Francs, Canadian Dollars, Australian Dollars, Danish Krona and any other freely convertible and transferable currency (other than Dollars) readily available to the Banks in the relevant interbank market.

     "ARRANGEMENT FEES LETTER" means the arrangement fee letter dated on or about the date of this Agreement from the Arrangers and others to Fiat and the Borrowers' Agent relating to certain fees and expenses payable to the Arrangers by the Borrowers' Agent in relation to this Agreement.

     "AVAILABLE COMMITMENT" means, in relation to a Bank, its Commitment less the Original Dollar Amount of its Participations in all outstanding Advances.

     "AVAILABLE REVOLVING FACILITY" means the aggregate of the Available Commitments.

     "AVAILABLE SWING-LINE COMMITMENT" means, in relation to a Swing-Line Bank, its Swing-Line Commitment less the Original Dollar Amount of its Participations in the Swing-Line Advances.

     "AVAILABLE SWING-LINE FACILITY" means the aggregate of the Available Swing-Line Commitments.

     "BANKS" means the banks and other financial institutions listed in Part A of Schedule 1 (The Banks) and, unless the context otherwise requires, each Swing-Line Bank and any Bank Transferee, together with their respective successors in title, PROVIDED THAT any bank or financial institution which transfers all of its Commitment in accordance with Clause 23.4 (Transfers by Banks) shall cease to be a "Bank" and, if applicable, a "Swing-Line Bank".

     "BANK TRANSFEREE" has the meaning given to that term in sub-clause 23.4.2 of Clause 23.4 (Transfers by Banks).


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

     "BORROWER ACCESSION MEMORANDUM" means a memorandum substantially in the form set out in Schedule 5 (Borrower Accession Memorandum).

     "BORROWERS" means each Original Borrower and each Additional Borrower, PROVIDED THAT it has not been released from its rights and obligations under this Agreement in accordance with Clause 13.3 (Resignation of a Borrower).

     "BORROWERS' AGENT" means Fiat Finance and Trade Ltd. S.A. or such other Borrower appointed as such from time to time by Fiat by notice to the Facility Agent.

     "BUSINESS DAY" means:

     (a) in relation to an Advance denominated in an Alternative Currency, a day (other than a Saturday or a Sunday) on which banks are generally open for business in London, New York and in the principal financial centre of the country or state of that Alternative Currency, PROVIDED THAT any reference to "Business Day" which relates to a payment or rate fixing in Euros or other matter relating to Euros, means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (TARGET) is operating;

     (b) in relation to Advances (other than Dollar Swing-Line Advances) denominated in Dollars, a day (other than a Saturday or a Sunday) on which banks are generally open for business in London and New York;

     (c) in relation to Dollar Swing-Line Advances, a day (other than a Saturday or a Sunday) on which banks are generally open for business in New York; and

     (d) for all other purposes, a day (other than a Saturday or a Sunday) on which banks are generally open for business in London.

     "CERTIFIED COPY" means, in relation to a document, a copy of that document certified a true, complete and accurate copy of the original by a duly authorised officer of the relevant company.

     "CHANGE" means, in relation to a Bank (or any company of which that Bank is a Subsidiary), the introduction, implementation, repeal, withdrawal or change in, or in the official interpretation or application of, (a) any law or regulation or (b) any official directive, requirement, request or guidance (whether or not having the force of law but if not having the force of law, one which applies generally to a class or category of financial institutions of which that Bank (or that company) forms part and compliance with which is in accordance with the general practice of those financial institutions) of the European Community, any central bank including the European Central Bank, Financial Services Authority, or any other fiscal, monetary or regulatory authority.

     "COMMITMENT" means, in relation to a Bank, the amount set out opposite its name in Part A of Schedule 1 (The Banks) or, in relation to a Bank which becomes a Bank after the date hereof, under the heading "Amount of Revolving Commitment Transferred" in the schedule to the Transfer Certificate(s) pursuant to which it becomes a Bank and in relation to a Bank that is also a Swing-Line Bank its Commitment shall include its Swing-Line Commitment (in each case as reduced, transferred or cancelled in accordance with this Agreement).

     "COMMITTED CURRENCIES" means Sterling and Euro.

     "DEFAULT" means any event specified as such in Clause 16.1 (Default).

     "DOLLAR EQUIVALENT" means, in relation to an amount in an Alternative Currency on the day on which the calculation falls to be made, the amount of Dollars which could be purchased with that amount of the Alternative Currency using the Facility Agent's spot rate of exchange for the purchase in the London foreign exchange market of Dollars with the Alternative Currency at or about 11.00 a.m. two Business Days before that date.

     "DOLLAR PRIME RATE" means, for any day, the rate per annum which is the prime rate of the US Swing-Line Agent in New York City, as publicly announced from time to time, in force on such date.

     "DOLLAR SWING-LINE ADVANCE" means an Advance denominated in Dollars made or to be made under the Swing-Line Facility or, as the case may be, the outstanding principal amount of any such Advance.

     "DOLLAR SWING-LINE RATE" means for any day the rate per annum which is the higher on such day of:

     (a) the Dollar Prime Rate; and

     (b) the aggregate of the Federal Funds Rate and 0.50 per cent. per annum.

     "DOLLARS" and "$" means the lawful currency for the time being of the United States of America.

     "DRAWDOWN DATE" means the date on which an Advance is made, or is proposed to be made.

     "DRAWDOWN NOTICE" means a notice substantially in the form set out in
     Schedule 3 (Drawdown Notice).

     "DRAWDOWN PERIOD" means the period starting on the date of this Agreement and ending on the date falling one month before the Termination Date.

     "ENCUMBRANCE" means any mortgage, charge, pledge, lien or any other security interest (other than arising by operation of law).

     "ERISA" means the US Employee Retirement Income Security Act of 1974, as amended from time to time.

     "EURIBOR" means, in relation to an Advance (other than a Euro Swing-Line Advance) or overdue amount in Euros and in relation to a particular Interest Period:

     (a) the interest rate for deposits in Euros for a period equal to that Interest Period which appears on the display designated "Page 248" on the Telerate Service (or such other page or service as may replace it for the purpose of displaying the interest rates offered in the interbank market for deposits in Euros in the Participating Member States) as of 11.00 a.m. (Brussels time) on the second Business Day before the first day of that Interest Period; and

     (b) if no such interest rate appears on the relevant display page on the Telerate Service (or its replacement), the arithmetic mean (rounded upwards to 4 decimal places) of the rates per annum (as quoted to the Facility Agent at its request) at which each Euro Reference Bank was offering deposits in Euros in an amount equal to that Advance or, as the case may be, overdue amount to leading banks in the interbank market for Euros in the Participating Member States for a period equal to that Interest Period as of 11.00 a.m. (Brussels time) on the applicable Rate Fixing Day.

     "EURO" means the single currency of Participating Member States introduced on 1 January 1999.

     "EURO REFERENCE BANKS" means the principal offices in any Participating Member State of ABN AMRO Bank N.V., Banca Intesa S.p.A. and The Chase Manhattan Bank and/or such other bank or banks as may be agreed between the Facility Agent (acting on the instructions of the Majority Banks) and the Borrowers' Agent.

     "EURO SWING-LINE ADVANCE" means an Advance denominated in Euros made or to be made under the Swing-Line Facilities or, as the case may be, the outstanding principal amount of any such Advance.

     "EURO SWING-LINE AGENT" means Chase Manhattan International Limited in its capacity as euro swing-line agent for the Swing-Line Banks and each successor Euro Swing-Line Agent appointed in accordance with Clause 18.12 (Resignation).

     "EURO SWING-LINE RATE" means, in relation to a Euro Swing-Line Advance for any day the rate per annum which is the aggregate of: (a) the arithmetic mean (rounded upwards to 4 decimal places) of the rates per annum (as quoted to the Euro Swing-Line Agent at its request) of each Euro Reference Bank for overnight deposits in Euros in an amount equal to that Euro Swing-Line Advance as of 11.00 a.m. (Brussels time) on that day; and

     (b)  0.50 per cent. per annum.

     "FACILITY" means the Dollar denominated multi-currency revolving loan facility incorporating optional Dollar and Euro denominated swing-line facilities granted to the Borrowers under this Agreement.




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

     "FACILITY AGENT" means Chase Manhattan International Limited in its capacity as agent for the Banks and each successor agent appointed in accordance with Clause 18.12 (Resignation).

     "FACILITY PERIOD" means the period starting on the date of this Agreement and ending on the date on which all the obligations and liabilities of the Borrowers under the Financing Documents are discharged in full and none of the Agents and the Banks has any continuing obligation in relation to the Facility.

     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to:

     (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

     (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the US Swing-Line Agent from three federal funds brokers of recognised standing selected by it.

     "FINANCIAL YEAR" means, in relation to a Borrower, each accounting period of 12 months in respect of which it prepares its financial statements.

     "FINANCE PARTIES" means the Banks, the Agents and the Arrangers.

     "FINANCING DOCUMENTS" means this Agreement, each Borrower Accession Memorandum, the Agency Fees Letter and the Arrangement Fees Letter.

     "GAAP" means, in relation to a company, accounting principles, concepts, bases and policies generally adopted and accepted in the jurisdiction of its incorporation or, if appropriate, the international accounting principles formulated by the International Accounting Standards Committee.

     "INDEBTEDNESS" means any obligation (whether incurred as principal or as surety) for the payment or repayment of borrowed money, whether present or future, including any contingent obligation in respect thereof by reason of any guarantee or other assumption of liability for obligations of third parties and any actual or contingent obligation in respect of any interest rate swap or cross-currency swap or forward sale or purchase contract or other form of interest or currency hedging transaction.

     "INFORMATION MEMORANDUM" means the information memorandum dated June 2000 and prepared by Fiat in connection with this Agreement.

     "INTEREST PERIOD" means each period determined in accordance with Clause 7 (Interest) for the purpose of calculating interest on Advances or overdue amounts.

     "LENDING OFFICE" means:

     (a) in relation to a Bank (other than in relation to such Bank in its capacity as a Swing-Line Bank), the office (or offices) set out under its name in Part A of Schedule 1 (The Banks) or in the schedule to its relevant Transfer Certificate, or such other office (or offices) through which that Bank's Commitment is maintained and through which its Participation in the Facilities (other than in relation to Swing-Line Advances) is made and maintained under this Agreement; and

     (b) in relation to a Swing-Line Bank and in respect of Swing-Line Advances, the relevant office set out opposite its name in Part B of
          Schedule 1 (The Banks) or in the schedule to its relevant Transfer Certificate, or such other office(s) through which that Swing-Line Bank's Swing-Line Commitment is maintained and through which its Participation in the Swing-Line Facilities is made and maintained under this Agreement.

     "LIBOR" means, in relation to an Advance or overdue amount and in relation to a particular Interest Period:

     (a) the interest rate for deposits in that currency for a period equal to that Interest Period which appears on the screen display designated as "Page 3750" or "Page 3740", as appropriate on the Telerate Service (or such other screen display or service as may replace it for the purpose of displaying British Bankers' Association LIBOR Rates for deposits in that currency in the London interbank market) as of 11.00 a.m. on the applicable Rate Fixing Day; and

     (b) if no such interest rate appears on the Telerate Service (or such replacement), the arithmetic mean (rounded upwards to 4 decimal places) of the rates per annum (as quoted to the Facility Agent at its request) at which each LIBOR Reference Bank was offering deposits in that currency in an amount comparable with that Advance or overdue amount, as the case may be, to leading banks in the London interbank market for a period equal to that Interest Period as of 11.00 a.m. on the applicable Rate Fixing Day.

     "LIBOR REFERENCE BANKS" means the principal London offices of ABN AMRO Bank N.V., Banca Intesa S.p.A. and The Chase Manhattan Bank and/or such other bank or banks as may be agreed between the Facility Agent (acting on the instructions of the Majority Banks) and the Borrowers' Agent.

     "LOAN" means, at any time, the aggregate of all Advances outstanding at that time.

     "LONDON BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general interbank business in London.

     "MAJORITY BANKS" means a group of Banks whose Participations in the Advances together exceed 662/3 per cent. of all Advances or, at any time when no Advance is outstanding, a group of Banks whose Commitments (or, if the Total Commitments have been reduced to zero, whose Commitments immediately prior to such reduction) together exceed 662/3 per cent. of the Total Commitments (taking no account, for the purposes of this definition, of the last sentence in Clause 16.2 (Acceleration)).

     "MARGIN" means 0.25 per cent. per annum.

     "ORIGINAL DOLLAR AMOUNT" means:

     (a) in relation to an Advance, or a Participation in an Advance, denominated in Dollars, the amount of that Advance or that Participation, as the case may be; and

     (b) in relation to an Advance, or a Participation in an Advance, denominated in an Alternative Currency, the Dollar Equivalent of the amount of that Advance, or that Participation, as the case may be, calculated in respect of the Drawdown Date of that Advance,

     PROVIDED THAT if all or part of an Advance is not made or is repaid or prepaid, the "Original Dollar Amount" of that Advance and of the Participations of the Banks in that Advance shall be correspondingly reduced.

     "ORIGINAL FINANCIAL STATEMENTS" means the audited consolidated and statutory financial statements of the Fiat Group (including the notes thereto) for the financial year ended 31 December 1999.

     "PARTICIPATION" means, in relation to a Bank and an Advance, the part of that Advance made available or to be made available by that Bank and thereafter the part of that Advance owing to that Bank from time to time.

     "PARTICIPATING MEMBER STATE" means a state which adopts the single currency in accordance with the Treaty establishing the European Community signed in Rome on 25 March 1957, as amended from time to time.

     "PARTY" means a party to this Agreement.

     "PERMITTED ENCUMBRANCE" means:

     (a) any Encumbrance created or outstanding with the prior written consent of the Majority Banks; or

     (b) rights of set-off arising in the ordinary course of trading activities between any Borrower and its suppliers or customers; or

     (c) rights of set-off or netting arising by operation of law or by contract by virtue of the provision to any Borrower of clearing bank facilities or overdraft facilities; or

     (d) any retention of title to goods supplied to any Borrower where such retention is required by the supplier in the ordinary course of its trading activities and on customary terms and the goods in question are supplied on credit; or

     (e) Encumbrances (except floating charges) arising under finance leases, hire purchase, conditional sale agreements or other agreements for the acquisition of assets on deferred payment terms over the asset which is the subject matter of the relevant agreement; or

     (f) Encumbrances over any assets (or documents of title thereto) acquired by any Borrower after the date of this Agreement, PROVIDED THAT:

          (i) any such Encumbrance is in existence before such acquisition and is not created in contemplation of such acquisition; and

          (ii) the amount secured by such Encumbrance does not exceed, at any time, the maximum amount secured or agreed to be secured thereby (in accordance with the terms, as in force at the date of the acquisition of the asset concerned on which such Encumbrance was created) as at the date of acquisition; or

     (g) any Encumbrance created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs or expenses where any Borrower is prosecuting or defending such action in the bona fide interests of such Borrower; or

     (h) any Encumbrance created pursuant to any order of attachment, distraint, garnishee order or injunction restraining disposal of assets or similar legal process arising in connection with court proceedings; or

     (i) any Encumbrances created in connection with the securitisation of receivables of any Borrower over the receivables to be securitised; or

     (j) any Encumbrance over any asset of any Borrower created to secure Indebtedness incurred by such Borrower either to fund the purchase of such asset or to fund the development and/or improvement of such asset; or

     (k) Encumbrances created by the Borrowers and not otherwise permitted by paragraphs (a) to (j) above inclusive, PROVIDED THAT the aggregate principal amount of Indebtedness secured by such Encumbrances shall not exceed US$ 500,000,000 or its equivalent in other currencies.

     "POTENTIAL DEFAULT" means an event which with the giving of notice or the lapse of time or the making of any determination or fulfilment of any condition provided for in Clause 16 (Default) would or could reasonably be expected to constitute a Default.

     "RATE FIXING DAY" means, in relation to any Interest Period, the day on which quotes are customarily given in the relevant interbank market for deposits in the relevant currency for delivery on the first day of that Interest Period.

     "REFERENCE BANKS" means the Euro Reference Banks and the LIBOR Reference Banks.

     "REPAYMENT DATE" means the last day of an Interest Period.

     "RESERVATIONS" means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation on enforcement as a result of laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws affecting the rights of creditors generally, the time-barring of claims under the Limitation Acts, rules against penalties and similar principles of law in other jurisdictions relevant in the context of the Financing Documents.

     "RESIGNATION NOTICE" means a notice substantially in the form set out in
     Schedule 6 (Form of Resignation Notice).

     "REVOLVING ADVANCE" means any Advance other than a Swing-Line Advance.

     "STERLING" and "(POUND)" means the lawful currency for the time being of the United Kingdom.

     "SUBSIDIARY" means a subsidiary within the meaning of section 736 of the Companies Act 1985.

     "SWING-LINE ADVANCE" means a Dollar Swing-Line Advance or a Euro Swing-Line Advance.

     "SWING-LINE BANK" means the banks and other financial institutions listed in Part B of Schedule 1 (The Banks) in their capacity as providers of the Swing-Line Facilities and any Bank Transferee of a Swing-Line Bank, PROVIDED THAT any Swing-Line Bank which transfers all of its Swing-Line Commitment in accordance with Clause 23.4 (Transfers by Banks) shall cease to be a Swing-Line Bank.

     "SWING-LINE COMMITMENT" means, in relation to a Swing-Line Bank, the principal amount described as such set out opposite its name in Part B of
     Schedule 1 (The Banks) or set out under the heading "Amount of Swing-Line Commitment Transferred" in the schedule to any relevant Transfer Certificate, in each case as reduced, transferred or cancelled in accordance with this Agreement. "SWING-LINE FACILITIES" means the Dollar and Euro denominated swing-line facilities forming part of the Facility referred to in sub-clause 2.1.1 of Clause 2.1 (Facilities).

     "TAXES" includes all present and future taxes, charges, imposts, duties, levies or withholdings of any kind whatsoever, or any amount of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same); and "Tax" and "Taxation" shall be construed accordingly.

     "TERMINATION DATE" means the date falling 60 months after the date of this Agreement.

     "TOTAL COMMITMENTS" means the aggregate of the Commitments of the Banks.

     "TOTAL SWING-LINE COMMITMENTS" means the aggregate of the Swing-Line Commitments.

     "TRANSFER CERTIFICATE" means a document substantially in the form set out in Schedule 4 (Form of Transfer Certificate).

     "US SWING-LINE AGENT" means The Chase Manhattan Bank in its capacity as dollar swing-line agent for the Swing-Line Banks and each successor US Swing-Line Agent appointed in accordance with Clause 18.12 (Resignation).

     "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and legislation (or purported legislation and whether delegated or otherwise) supplemental to that Act or in any primary or secondary legislation promulgated by the European Community or any official body or agency of the European Community, and any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar Tax replacing or introduced in addition to any of the same.

1.2 HEADINGS The headings in this Agreement are for convenience only and shall be ignored in construing this Agreement.

1.3  INTERPRETATION In this Agreement (unless otherwise provided):

     (a)  words importing the singular shall include the plural and vice versa;

     (b) references to Clauses and Schedules are to be construed as references to the clauses of, and schedules to, this Agreement;

     (c) references to any Financing Document or any other document shall be construed as references to that Financing Document or that other document, as amended, varied, novated or supplemented;

     (d) references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

     (e) references to a document being "IN THE AGREED FORM" means that document the form and content of which has been approved by the Facility Agent and which has endorsed on it the words "in the agreed form" and which is initialled by or on behalf of the Facility Agent and a Borrower;

     (f) references to "AFFILIATE" shall mean, in relation to any person, a Subsidiary of that person or a holding company of that person or any Subsidiary of that holding company;

     (g) references to "ASSETS" shall include revenues and property and the right to revenues and property and rights of every kind, present, future and contingent and whether tangible or intangible (including uncalled share capital);

     (h) the words "INCLUDING" and "IN PARTICULAR" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding words;

     (i) the words "OTHER" and "OTHERWISE" shall not be construed ejusdem generis with any foregoing words where a wider construction is possible;

     (j) references to a "PERSON" shall be construed so as to include that person's assigns, transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, body corporate, unincorporated body of persons or any state or any agency of a state;

     (k) references to time are, unless a contrary intention is expressed, to London time.

1.4  THIRD PARTY RIGHTS

     A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2.   FACILITIES

2.1  FACILITIES

     2.1.1 Subject to the terms of this Agreement, the Banks agree to make available to the Borrowers a Dollar denominated multi-currency revolving loan facility in the maximum principal amount of $2,000,000,000, incorporating swing-line facilities in an aggregate amount of $450,000,000 to be provided by the Swing-Line Banks.

     2.1.2   Notwithstanding any other term of this Agreement:

             (a) no Bank shall be obliged to lend more than its Commitment and the Original Dollar Amount of all Advances shall not, at anytime, exceed the Total Commitments; and

             (b) no Swing-Line Bank shall be obliged to lend more than its Swing-Line Commitment and the Original Dollar Amount of all Swing-Line Advances shall not, at any time, exceed the Total Swing-Line Commitments.

     2.1.3 The Facilities (other than the Swing-Line Facilities, which shall be available in Dollars and Euros only) shall be available in Dollars, the Committed Currencies and, subject to Clause 6 (Alternative Currencies), any Alternative Currency.

2.2  OBLIGATIONS SEVERAL

     2.2.1 The obligations of the Finance Parties under this Agreement are several.


     2.2.2 The failure of a Finance Party to carry out its obligations under this Agreement shall not relieve any other Party of any of its obligations under this Agreement.


     2.2.3 None of the Finance Parties shall be responsible for the obligations of any other Party under this Agreement.

2.3  RIGHTS SEVERAL

     2.3.1 The rights of the Finance Parties under this Agreement are several. All amounts due, and obligations owed, to each of them are separate and independent debts or, as the case may be, obligations.

     2.3.2 Each Finance Party may, except as otherwise stated in this Agreement, separately enforce its rights under this Agreement.

2.4  LENDING OFFICES

     2.4.1 Subject as provided in sub-clause 2.4.3 below, each Bank will participate in each Advance through its Lending Office. If any Bank changes its Lending Office for the purpose of this Agreement, that Bank will notify the Facility Agent and the Borrowers' Agent promptly of such change and, until it does so, the Facility Agent and the Borrowers' Agent will be entitled to assume that no such change has taken place.

     2.4.2 Any Bank may nominate a different Lending Office for the purposes of making a particular Advance or particular type of Advance to any Borrower, in which event such Lending Office shall for the purposes of this Agreement be its Lending Office for that Advance or that type of Advance but not otherwise.

     2.4.3 If any Bank changes its Lending Office or nominates a different Lending Office for the purpose of the Facility and that change or nomination would (but for this sub-clause 2.4.3 and as a result of laws or regulations in force or known to becoming into force at that time) result on the occasion of any subsequent payment to that Bank in any amounts being required to be paid by any Borrower under Clause 10.2 (Increased Costs) or 11.9 (Grossing-up), the provisions of sub-clause 23.5.4 of Clause 23.5 (Conditions to Assignments and Transfers) shall apply.

3.   PURPOSE

     3.1  PURPOSE

          The Borrowers shall use the proceeds of all Advances for general corporate and working capital purposes of the Borrowers, including back-stop financing for commercial paper facilities of the Borrowers, PROVIDED THAT no Swing-Line Advance shall be used to refinance another Swing-Line Advance.

3.2  NO MONITORING

     None of the Finance Parties shall be obliged to investigate or monitor the use or application of the proceeds of the Advances.

4.   CONDITIONS PRECEDENT

     Notwithstanding any other term of this Agreement, none of the Finance Parties shall be under any obligation to make the Facility available to the Borrowers unless the Facility Agent has notified the Borrowers' Agent and the Banks that it has received all the documents listed in Part A of
     Schedule 2 (Conditions Precedent) (in form and content satisfactory to the Facility Agent).

5.   DRAWDOWN

5.1  DRAWDOWN PERIOD

     Subject to the terms of this Agreement, an Advance shall be made to a Borrower at any time during the Drawdown Period when requested by means of a Drawdown Notice in accordance with this Clause 5. At the close of business on the last day of the Drawdown Period the undrawn amount of each Bank's Commitment shall be automatically cancelled.

5.2  CONDITIONS TO EACH ADVANCE

     Subject to sub-clause 5.7.1 of Clause 5.7 (Automatic Revolving Advance), the obligation of each Bank to make available its Participation in an Advance is subject to the conditions that on the date on which the relevant Drawdown Notice is given and on the Drawdown Date:

     5.2.1 the representations and warranties in sub-clauses 14.1.1 to 14.1.4 and 14.1.11 of Clause 14.1 (Representations and Warranties) are correct and will be correct immediately after the Advance is made; and

     5.2.2 no Default or Potential Default has occurred and is continuing or would occur on the making of the Advance.

5.3  DRAWDOWN NOTICE

     5.3.1 Whenever a Borrower wishes a Revolving Advance to be made, it shall give a duly completed Drawdown Notice to the Facility Agent to be received not later than 10.00 a.m. on the third Business Day before the Drawdown Date.

     5.3.2 Whenever a Borrower wishes to draw down a Dollar Swing-Line Advance, it shall give a duly completed Drawdown Notice to the US Swing-Line Agent (copied to the Facility Agent) to be received in New York not later than 10.00 a.m. (New York time) on the relevant Drawdown Date.

     5.3.3 Whenever a Borrower wishes to draw down a Euro Swing-Line Advance, it shall give a duly completed Drawdown Notice to the Euro Swing-Line Agent (copied to the Facility Agent) to be received not later than 10.00 a.m. (Brussels time) on the relevant Drawdown Date.

     5.3.4 A Drawdown Notice for a Revolving Advance may only be given on a London Business Day.

     5.3.5 A Drawdown Notice shall be irrevocable and the relevant Borrower shall be obliged to borrow in accordance with its terms.

5.4  LIMITATIONS ON ADVANCES

     The following limitations apply to Advances (including, for the avoidance of doubt, Swing-Line Advances):

     5.4.1 the Drawdown Date of an Advance shall be a Business Day falling before the end of the Drawdown Period;

     5.4.2 subject to sub-clause 5.4.4 of this Clause 5.4, the principal amount of an Advance to be denominated in Dollars shall be:

             (a)  a minimum of $50,000,000; or

             (b) in the case of a Revolving Advance, the amount of the Available Revolving Facility or, in the case of a Swing-Line Advance, the Available Swing-Line Facility;

     5.4.3 subject to sub-clause 5.4.4 of this Clause 5.4, the principal amount of an Advance to be denominated in an Alternative Currency shall be:

             (a) in an Original Dollar Amount of at least US$50,000,000 (and a round amount in that currency as the Facility Agent or, in the case of a Euro Swing-Line Advance, the Euro Swing-Line Agent and the relevant Borrower may agree); or

             (b) in the case of a Revolving Advance, in an Original Dollar Amount equal to the Available Revolving Facility or, in the case of a Euro Swing-Line Advance, in an Original Dollar Amount equal to the Available Swing-Line Facility;

     5.4.4 no Advance (including, for the avoidance of doubt a Swing-Line Advance) shall be made if the making of that Advance would result in the aggregate Original Dollar Amount of all Advances (including, for the avoidance of doubt Swing-Line Advances) exceeding the Total Commitments;

     5.4.5 no Swing-Line Advance shall be made if the making of that Swing-Line Advance would result in the aggregate Original Dollar Amount of all Swing-Line Advances exceeding the Total Swing-Line Commitments;

     5.4.6 no more than 10 Revolving Advances and 10 Swing-Line Advances may be outstanding at any one time; and

     5.4.7 in the case of an Advance denominated in an Alternative Currency (other than a Committed Currency), no such Advance shall be made if the requirements of Clause 6 (Alternative Currencies) are not met.

5.5  NOTIFICATION TO BANKS AND AGENTS

     Each Agent shall promptly notify each Bank or, as the case may be, each Swing-Line Bank and, in any case, the other Agents of the details of each Drawdown Notice received by it.

5.6  PARTICIPATIONS

     5.6.1 Subject to the terms of this Agreement, each Bank acting through its Lending Office shall make available to the Facility Agent or, in relation to the Swing-Line Facilities, the Euro Swing-Line Agent or, as the case may be, the US Swing-Line Agent on the Drawdown Date for an Advance an amount equal to its Participation in that Advance and in the currency specified in the Drawdown Notice for that Advance.

     5.6.2   For the purposes of sub-clause 5.6.1:

             (a) the Participation of a Bank in a Revolving Advance shall be the proportion borne by that Bank's Available Commitment to the Available Revolving Facility on the Drawdown Date of that Revolving Advance; and

             (b) the Participation of a Swing-Line Bank in a Swing-Line Advance shall be the proportion borne by that Swing-Line Bank's Available Swing-Line Commitment to the Available Swing-Line Facility on the Drawdown Date of that Swing-Line Advance.

5.7  AUTOMATIC REVOLVING ADVANCE

     5.7.1 In the event that a Borrower does not repay a Swing-Line Advance in full on its Repayment Date, on the Business Day immediately following such Repayment Date, such Borrower shall be deemed to have served a Drawdown Notice under Clause 5.3 (Drawdown Notice) for a Revolving Advance in an amount equal to such Swing-Line Advance denominated in the same currency as such Swing-Line Advance and with an Interest Period of one month for the purpose of repaying such Swing-Line Advance and such Revolving Advance shall, subject to Clause 6 (Alternative Currencies) be made on the third Business Day thereafter as if such Drawdown Notice had been served by such Borrower under Clause 5.3 (Drawdown Notice) but on the basis that the provisions of Clause 5.2 (Conditions to Each Advance) will not apply to such Revolving Advance.

     5.7.2 The Facility Agent is authorised by the Parties to apply the proceeds of any Revolving Advance made pursuant to Clause 5.7.1 in repayment of the relevant Swing-Line Advance.

6.   ALTERNATIVE CURRENCIES

6.1  REQUESTS FOR ALTERNATIVE CURRENCY

     Subject to Clause 6.2, a Borrower may request in a Drawdown Notice that a Revolving Advance be denominated in an Alternative Currency.

6.2  AVAILABILITY

     A Borrower may request that a Revolving Advance be denominated in Dollars or an Alternative Currency and that a Swing-Line Advance be denominated in Dollars or Euro, PROVIDED THAT (other than in respect of a request for a Committed Currency) the Facility Agent has confirmed to that Borrower that the Alternative Currency is available for drawing under the Facility.

6.3  NOTIFICATION TO BANKS

     Each Agent shall promptly notify each Bank or, as the case may be, each Swing-Line Bank and, in any case, the other Agents of the currency and Original Dollar Amount of each Revolving Advance or, as the case may be, Swing-Line Advance to be denominated in an Alternative Currency.

6.4  NO ALTERNATIVE CURRENCY

     If, no later than 5.00 p.m. on the third Business Day before the first day of an Interest Period in relation to a Revolving Advance which is proposed to be denominated in an Alternative Currency (other than a Committed Currency), a Bank notifies the Facility Agent that:

     6.4.1 the proposed Alternative Currency is not readily available to it in the amount required to fund its Participation in that Revolving Advance; or

     6.4.2 compliance with its obligation to participate in a Revolving Advance in the proposed Alternative Currency would contravene a law or a regulation or guideline (having the force of law or being of a type which banks in the relevant interbank market customarily comply) applicable to it, the Facility Agent shall notify the relevant Borrower and the Banks by 9.00 a.m. on the second Business Day before the first day of the Interest Period relating to the Revolving Advance. In this event, the relevant Borrower and the Banks may agree that the Revolving Advance shall not be made, PROVIDED THAT, in the absence of such agreement by 11.00 a.m. on the same day, the Revolving Advance shall be made and either (at the option of the relevant Borrower) (a) the Revolving Advance will be denominated in its entire amount in Dollars or a Committed Currency (as the relevant Borrower shall, by notice served on the Facility Agent prior to such time, select) or (b) each Bank will participate in the Revolving Advance in the chosen Alternative Currency, save that each Bank that gives notice pursuant to this Clause 6.4 will participate in the Revolving Advance in Dollars or a Committed Currency (as the relevant Borrower shall, by notice served on the Facility Agent prior to such time, select) in an amount equal to that Bank's proportion of that Revolving Advance and its participation will be treated as a separate Advance denominated in Dollars or, as the case may be, the relevant Committed Currency during that Interest Period (with an Interest Period as set out in the relevant Drawing Notice).

7.   INTEREST

7.1  INTEREST RATE

     7.1.1 Interest shall accrue on each Revolving Advance from and including the relevant Drawdown Date to but excluding the date the Advance is repaid at the rate determined by the Facility Agent to be the aggregate of:

             (a)  the Margin;

             (b) LIBOR or, in the case of a Revolving Advance denominated in Euro, EURIBOR; and

             (c)  the Additional Cost Rate (if any).

     7.1.2 Interest shall accrue on each Swing-Line Advance denominated in Dollars at the Dollar Swing-Line Rate from time to time from and including the relevant Drawdown Date to but excluding the date that Swing-Line Advance is repaid.

     7.1.3 Interest shall accrue on each Swing-Line Advance denominated in Euro at the Euro Swing-Line Rate from time to time from and including the relevant Drawdown Date to but excluding the date that Swing-Line Advance is repaid.

7.2  INTEREST PERIODS

     7.2.1 Interest payable on each Revolving Advance shall be calculated by reference to Interest Periods of 1, 2, 3 or 6 months' duration (or such other Interest Period as the Facility Agent, acting on the instructions of the Majority Banks, may allow) and interest payable on each Swing-Line Advance shall be calculated by reference to Interest Periods of up to 10 Business Days (or such other Interest Period as the relevant Agent, acting on the instructions, in each case of all the Swing-Line Banks, may allow) as selected by the relevant Borrower in accordance with this Clause 7.2.

     7.2.2 The relevant Borrower shall select an Interest Period for an Advance in the Drawdown Notice.

     7.2.3 If the relevant Borrower fails to select an Interest Period for an Advance in accordance with sub-clause 7.2.2 of this Clause 7.2, that Interest Period shall, subject to the other provisions of this Clause 7, in relation to Revolving Advances be 1 month and, in relation to Swing-Line Advances, be 4 Business Days.

     7.2.4 If an Interest Period in respect of a Revolving Advance would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

     7.2.5 If an Interest Period in respect of a Revolving Advance begins on the last Business Day in a calendar month or on a Business Day for which there is no numerically corresponding day in the calendar month in which that Interest

             Period is to end, it shall end on the last Business Day in that later calendar month.

     7.2.6 If an Interest Period in respect of any Advance would otherwise extend beyond the Termination Date, it shall be shortened so that it ends on the Termination Date.

7.3  ABSENCE OF QUOTATIONS

     7.3.1 Subject to Clause 10.3 (Market Disruption), in relation to a Revolving Advance and a particular Interest Period therefor, if LIBOR or, as the case may be, EURIBOR is to be determined by reference to the relevant Reference Banks but any such Reference Bank does not supply a quotation by the specified time on the applicable Rate Fixing Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Euro Reference Banks or LIBOR Reference Banks, as the case may be.

     7.3.2 In relation to a Euro Swing-Line Advance, if a Euro Reference Bank does not supply a quotation for determining the Euro Swing-Line Rate by the specified time on the applicable Rate Fixing Day, the Euro Swing-Line Rate shall be determined on the basis of the quotations of the remaining Euro Reference Banks.

7.4  DEFAULT INTEREST

     7.4.1 If a Borrower fails to pay any amount payable under any Financing Document (other than in relation to a Swing-Line Advance) on the due date, it shall pay default interest on the overdue amount from the due date to the date of actual payment calculated by reference to successive Interest Periods (each of such duration as the Facility Agent may acting reasonably select and the first beginning on the relevant due date) at the rate per annum being the aggregate of (a) 1.00 per cent. per annum, (b) the Margin, (c) LIBOR or, in the case of any sum denominated in Euros, EURIBOR and (d) the Additional Cost Rate (if any).

     7.4.2 If a Borrower fails to pay any amount payable in relation to a Swing-Line Advance, it shall pay default interest on the overdue amount from the due date to the date of actual payment at the rate per annum being the aggregate of (a) 1.00 per cent. per annum and
             (b) the Dollar Swing-Line Rate or, in the case of a Swing-Line Advance denominated in Euros, the Euro Swing-line Rate.

     7.4.3 So long as the overdue amount remains unpaid, the default interest rate shall be recalculated in accordance with the provisions of this Clause 7.4 on the last day of each such Interest Period and any unpaid interest shall be compounded at the end of each Interest Period.

7.5  CALCULATION AND PAYMENT OF INTEREST

     7.5.1 At the beginning of each Interest Period, the relevant Agent shall notify the Banks or, as the case may be, the Swing-Line Banks and the relevant

             Borrower of the duration of that Interest Period and the rate and amount of interest payable for the Interest Period (but in the case of any default interest calculated under Clause 7.4 (Default Interest), any such notification need not be made more frequently than weekly). Each notification shall set out in reasonable detail the basis of computation of the amount of interest payable.

     7.5.2   Interest due from the Borrowers under this Agreement shall:

             (a) accrue from day to day at the rate calculated under this Clause 7;

             (b) except as otherwise provided in this Agreement, be paid by the relevant Borrower to, in the case of Revolving Advances, the Facility Agent, or, in the case of Swing-Line Advances, to the Euro Swing-Line Agent or, as the case may be, the US Swing-Line Agent (for the account of the Banks, the Swing-Line Banks, or the relevant Agent as the case may be) in arrear on the Repayment Date relating to each Advance, PROVIDED THAT for any Interest Period which is for longer than 6 months, the relevant Borrower shall pay interest 6 monthly in arrear as well as on the relevant Repayment Date;

             (c) be calculated on the basis of the actual number of days elapsed and a 360 day year or a 365 day year in the case of interest on a Revolving Advance denominated in Sterling or, if different, such number of days as is market practice for the relevant currency; and

             (d)  be payable both before and after judgement.

7.6  AGENT'S DETERMINATION

     The determination by the relevant Agent of any interest payable under this Clause 7 shall be conclusive and binding on the relevant Borrower in the absence of manifest error.

8.   REPAYMENT AND PREPAYMENT

8.1  REPAYMENT

     8.1.1 Subject to sub-clause 8.1.2 of this Clause 8, the relevant Borrower shall repay each Revolving Advance and each Swing-Line Advance in full on the Repayment Date relating to that Revolving Advance or, as the case may be, Swing-Line Advance.

     8.1.2 If all or part of an existing Revolving Advance made to a Borrower is to be repaid from the proceeds of all or part of a new Revolving Advance to be made to that Borrower and denominated in the same currency as that existing Revolving Advance then, as between each Bank and that Borrower, the amount to be repaid by that Borrower shall be set off against the amount to be advanced by that Bank in relation to the new Revolving Advance and the party to whom the smaller amount is to be paid shall pay to the other party a sum equal to the difference between the two amounts.

8.2  VOLUNTARY PREPAYMENT

     8.2.1 The Borrower of a Revolving Advance may, by giving the Facility Agent not less than 3 Business Days' prior notice, prepay the whole or part of that Revolving Advance (but if in part, in a minimum Original Dollar Amount of $10,000,000 and an Original Dollar Amount integral multiple of $10,000,000, rounded as the Facility Agent may, after consultation with the relevant Borrowers, direct).

     8.2.2 Any notice of prepayment shall be irrevocable, shall specify the date on which the prepayment is to be made and the amount of the prepayment, and shall oblige the relevant Borrower to make that prepayment. The Facility Agent shall promptly notify the Banks of receipt of any such notice.

8.3  ACCRUED INTEREST AND BROKEN FUNDING COSTS

     Any prepayment shall be made together with accrued interest on the amount prepaid and any amounts payable under Clause 24.1 (Breakage Costs Indemnity).

8.4  EFFECT OF REPAYMENT OR PREPAYMENT

     Any amount repaid or prepaid may, subject to the provisions of this Agreement, be re-borrowed.

8.5  LIMITATION

     The Borrowers may not repay or prepay all or any part of the Loan except as expressly provided in this Agreement.

9.   CANCELLATION

9.1  CANCELLATION

     The Borrowers' Agent may during the Drawdown Period, by giving the Facility Agent not less than 10 Business Days' prior notice, cancel all or part of the Available Revolving Facility or the Available Swing-Line Facility (but if in part, in a minimum amount of $50,000,000 and an integral multiple of $50,000,000).

9.2  LIMITATION

     The Borrowers' Agent may not cancel the Available Revolving Facility if it would result in:

     9.2.1 the Available Revolving Facility being less than the Available Swing Line Facility; and/or

     9.2.2 the Commitment of any Bank (which is also a Swing-Line Bank) being less than the Swing-Line Commitment of such Bank (in its capacity as a Swing-Line Bank).

9.3  NOTICE

     Any notice of cancellation shall be irrevocable and shall specify the date on which the cancellation shall take effect and the amount of the cancellation. The Facility Agent shall promptly notify the Banks and the other Agents of receipt of any such notice.

9.4  EFFECT OF CANCELLATION

     The Borrowers may not borrow any part of the Facility which has been cancelled. Any cancellation made in accordance with this Clause 9:

     9.4.1 of the Available Swing-Line Facility shall reduce the Swing-Line Commitments rateably; and

     9.4.2 of the Available Revolving Facility shall reduce the Commitments rateably (but not the Swing-Line Commitments unless there is a corresponding cancellation of the Available Swing-Line Facility).

9.5  LIMITATION

     The Borrowers may not cancel all or part of the Facility except as expressly provided in this Agreement.

10.  CHANGES IN CIRCUMSTANCES

10.1 ILLEGALITY

     If it is or becomes illegal for a Bank to maintain its Commitment or to continue to make available or fund its Participation in any Advance, then:

     10.1.1 that Bank shall notify the Facility Agent and the relevant Borrower or Borrowers; and

     10.1.2  the Commitment of that Bank shall be cancelled immediately; and

     10.1.3 the relevant Borrower or Borrowers shall prepay to the Facility Agent or, in the case of any Participation in Swing-Line Advances, the relevant Swing-Line Agent (for the account of that Bank) that Bank's Participation in all Advances (together with accrued interest on the amount prepaid and all other amounts owing to that Bank under this Agreement) within 5 Business Days of demand by that Bank (or, if permitted by the relevant law and if requested by the relevant Borrower, on the next Repayment Date of the relevant Advances).

     Any such prepayment under sub-clause 10.1.3 of this Clause 10.1 shall be subject to Clause 24.1 (Breakage Costs Indemnity).

10.2 INCREASED COSTS

     10.2.1 If, after the date of this Agreement, a Change occurs which causes an Increased Cost (as defined in sub-clause 10.2.3 of this Clause 10.2) to a Bank (or any company of which that Bank is a Subsidiary) then the relevant Borrower shall pay (as additional interest) to the Facility Agent (for the account of that Bank) within 10 Business Days of demand all amounts which that Bank certifies to be necessary to compensate that Bank (or any company of which that Bank is a Subsidiary) for the Increased Cost.

     10.2.2 Any demand made under sub-clause 10.2.1 of this Clause 10.2 shall be made by the relevant Bank through the Facility Agent or, in the case of a demand relating to a Swing-Line Advance, the relevant Swing-Line Agent and shall set out in reasonable detail so far as is practicable the basis of computation of the Increased Cost.

     10.2.3  In this Clause 10.2:

             "INCREASED COST" means any cost to, or reduction in the amount payable to, or reduction in the return on capital or regulatory capital achieved by, a Bank (or any company of which that Bank is a Subsidiary) to the extent that it arises, directly or indirectly, as a result of the Change and is attributable to the Commitment or Participation in any Advance of that Bank or the funding of that Bank's Participation in any Advance including any liability to make any payment on account of Tax or otherwise (other than Tax on Overall Net Income) on or calculated by reference to the amount of such Bank's Participation in any Advance and/or any sum received or receivable by it hereunder.

             "TAX ON OVERALL NET INCOME" means, in relation to a Bank, Tax (other than Tax deducted or withheld from any payment) imposed on the net income of that Bank by the jurisdiction in which its Lending Office or its head office is situated.

     10.2.4 None of the Borrowers shall be obliged to make a payment in respect of an Increased Cost under this Clause 10.2 if and to the extent that the Increased Cost has been compensated for by the operation of Clause 11.9 (Grossing-up) or the payment of the Additional Cost Rate.

     10.2.5 If any of the Borrowers is required to pay any amount to a Bank under this Clause 10.2, then, without prejudice to that obligation and so long as the circumstances giving rise to the relevant Increased Cost are continuing and subject to the affected Borrowers giving the Facility Agent and, if appropriate, the relevant Swing-Line Agent and that Bank not less than 5 Business Days' prior notice (which shall be irrevocable), the affected Borrowers may prepay all, but not part, of that Bank's Participation in the Advances together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 24.1 (Breakage Costs Indemnity). On any such prepayment the Commitment and/or, as the case may be, Swing-Line Commitment of the relevant Bank shall be automatically cancelled.

     10.2.6 In the event that the affected Borrowers over-compensate a Bank under this Clause 10.2, such Bank shall promptly return to the relevant Borrower or Borrowers an amount equal to the amount of over-compensation.

10.3 MARKET DISRUPTION

     10.3.1 If, in relation to a Revolving Advance and a particular Interest Period therefor selected by the relevant Borrower in accordance with sub-clause 7.2.2 of Clause 7.2 (Interest Periods):

             (a) the Facility Agent determines that, because of circumstances affecting the relevant interbank market generally, reasonable and adequate means do not exist for ascertaining LIBOR or, as the case may be, EURIBOR for that Revolving Advance for that Interest Period; or

             (b) no Reference Bank has supplied a quotation in accordance with the definition of LIBOR or, as the case may be, EURIBOR; or

             (c) the Facility Agent has been notified by a group of Banks whose Commitments together exceed 51 per cent. of the Total Commitments that in their reasonable opinion matching deposits may not be available to them in the relevant interbank market in the ordinary course of business to fund their Participations in that Advance for that Interest Period, the Facility Agent shall promptly notify the relevant Borrower and the Banks of that event (such notice being a "MARKET DISRUPTION NOTICE").

     10.3.2 If a Market Disruption Notice applies to a proposed Revolving Advance, that Revolving Advance shall not be made unless the relevant Borrower so requests. The Facility Agent and the relevant Borrower shall immediately enter into negotiations in good faith for a period of not more than 30 days with a view to agreeing to a substitute basis for calculating the interest rate for the Revolving Advance or for funding the Revolving Advance (whether in Dollars or another currency). Any substitute basis agreed by the Facility Agent (with the consent of all the Banks) and the relevant Borrower shall take effect in accordance with its terms and be binding on all the Parties.

     10.3.3 If a Market Disruption Notice applies to an outstanding Revolving Advance or a proposed Revolving Advance that the relevant Borrower has requested shall be made and, in each case, in respect of a particular Interest Period, then:

             (a) the Facility Agent and the relevant Borrower shall immediately enter into negotiations in good faith for a period of not more than 30 days with a view to agreeing a substitute basis for calculating the rate of interest for the Revolving Advance (whether in Dollars or another currency) for such Interest Period;

             (b) any substitute basis agreed under sub-clause 10.3.3(a) of this Clause 10.3 by the Facility Agent (with the consent of all the Banks) and the relevant Borrower shall take effect in accordance with its terms and be binding on all the Parties;

             (c) if no substitute basis is agreed under sub-clause 10.3.3(a) of this Clause 10.3, then, subject to sub-clause 10.3.4 of this Clause 10.3, each Bank shall (through the Facility Agent) certify 1 day before the first day of such Interest Period a substitute basis for maintaining its Participation in the Revolving Advance which shall reflect the cost to that Bank of funding its Participation in the Revolving Advance from whatever sources it selects plus the Margin; and

             (d) each substitute basis so certified shall be binding on the relevant Borrower and the certifying Bank and treated as part of this Agreement.

     10.3.4 So long as the circumstances giving rise to the Market Disruption Notice continue and subject to the relevant Borrower giving the Facility Agent and the Banks not less than 3 Business Days' prior notice (which shall be irrevocable), the relevant Borrower may prepay the Revolving Advance to which the Market Disruption Notice applies together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 24.1 (Breakage Costs Indemnity).

     10.3.5 If, in relation to a Euro Swing-Line Advance, none of the Euro Reference Banks supplies a rate for the purposes of determining the Euro Swing-Line Rate, the Euro Swing-Line Agent shall notify the relevant Borrower and the Swing-Line Banks of that event and, subject to sub-clause 10.3.6 of this Clause 10.3, such Euro-Swing-Line Advance not be made and the Notice of Drawdown pertaining thereto shall be cancelled.

     10.3.6  If, within 1 hour of any notification referred to in sub-clause
             10.3.5 of this Clause 10.3, the relevant Borrower has notified the Euro Swing-Line Agent that it wishes such a Euro Swing-Line Advance to be made, that Euro Swing-Line Advance shall be made and the rate of interest applicable to that Euro Swing-Line Advance shall be such rate that reflects the aggregate of (i) the cost of each Swing-Line Bank of funding its Participation in that Euro Swing-Line Advance from whatever sources it selects and (ii) 0.50% per annum.

10.4 MITIGATION

     If any circumstances arise in respect of any Bank which would, or upon the giving of notice would, result in the operation of Clause 10.1 (Illegality), 10.2 (Increased Costs), 10.3 (Market Disruption) or 11.9 (Grossing-up) to the detriment of the relevant Borrower or Borrowers, then that Bank shall:

     10.4.1 promptly upon becoming aware of those circumstances and their results, notify the Facility Agent and the relevant Borrower; and

     10.4.2 in consultation with the Facility Agent and the relevant Borrower, take all such steps as it determines are reasonably open to it to mitigate the effects of those circumstances (including changing its Lending Office or consulting with the relevant Borrower with a view to transferring some or all of its rights and obligations under this Agreement to another bank or other financial institution acceptable to the relevant Borrower) in a manner which will avoid the circumstances in question and on terms acceptable to the Facility Agent, the relevant Borrower and that Bank,

        PROVIDED THAT no Bank shall be obliged to take any steps which in its opinion would or might have an adverse effect on its business or financial condition or the management of its Tax affairs or cause it to incur any material costs or expenses.

10.5 CERTIFICATES

     The certificate or notification of the Facility Agent or, as the case may be, the relevant Bank as to any of the matters referred to in this Clause 10 shall be in reasonable detail and shall be prima facie evidence of the matters to which they relate.

11.  PAYMENTS

11.1 PLACE AND TIME

        All payments by the Borrowers or a Bank under this Agreement shall in respect of the Swing-Line Facilities be made to the Euro Swing-Line Agent, or as the case may be, the US Swing-Line Agent and in all other respects be made to the Facility Agent, in each case to the account of the relevant Agent at such office or bank of the relevant Agent and at such time as the relevant Agent may notify to the Borrowers or the Banks for this purpose.

11.2 FUNDS

     All payments to the Agents under this Agreement shall be made for value on the due date in freely transferable and readily available funds.

11.3 DISTRIBUTION

     11.3.1 Each payment received by the Agents under this Agreement for another Party shall, subject to sub-clauses 11.3.2 and 11.3.3 of this Clause 11.3, be made available by that Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank as it may notify to that Agent for this purpose by not less than 5 Business Days' prior notice.

     11.3.2 An Agent may apply any amount received by it for the Borrowers in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrowers under this Agreement or in or towards the purchase of any amount of any currency to be so applied.

     11.3.3 Where a sum is to be paid to an Agent under this Agreement for another Party, that Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. That Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but that Agent has paid a corresponding amount to another Party, that Party shall immediately on demand by that Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by that Agent to reflect its cost of funds.

11.4 BUSINESS DAYS

     If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be:

     11.4.1  in relation to the Swing-Line Facilities the next Business Day; and

     11.4.2 for all other purposes, the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

11.5 CURRENCY

     All payments under this Agreement relating to costs, losses, expenses or Taxes shall be made in the currency in which the relative costs, losses, expenses or Taxes were incurred. Any other amount payable under this Agreement shall, except as otherwise provided, be made in Dollars.

11.6 ACCOUNTS AS EVIDENCE

     Each Bank shall maintain in accordance with its usual practice an account which shall, as between the Borrowers and that Bank and, in the absence of manifest error, be prima facie evidence of the amounts from time to time advanced by, owing to, paid and repaid to that Bank under this Agreement.

11.7 PARTIAL PAYMENTS

     11.7.1 If an Agent receives a payment insufficient to discharge all the amounts then due and payable by a Borrower under this Agreement, that Agent shall apply that payment towards the obligations of the Borrowers under this Agreement in the following order:

             (a) first, in or towards payment pro rata of any unpaid costs and expenses of the Agents under this Agreement;

             (b) second, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

             (c) third, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

             (d) fourth, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

     11.7.2 The Facility Agent shall, if so directed by all the Banks, vary the order set out in sub-clauses 11.7.1(b) to 11.7.1(d) of this Clause 11.7.

     11.7.3 Sub-clauses 11.7.1 and 11.7.2 of this Clause 11.7 shall override any appropriation made by any Borrower.

11.8 SET-OFF AND COUNTERCLAIM

     All payments by a Borrower under this Agreement shall be made without set-off or counterclaim.

11.9 GROSSING-UP

     11.9.1 Subject to sub-clause 11.9.2 of this Clause 11.9, all sums payable to any Finance Party pursuant to or in connection with any Financing Document shall be paid in full free and clear of all deductions or withholdings whatsoever except only as may be required by law.

     11.9.2 Subject to sub-clause 23.5.4 of Clause 23 (Assignments and Transfers) if any deduction or withholding is required by law in respect of any payment due from a Borrower to any Finance Party pursuant to or in connection with any Financing Document that Borrower shall:

             (a) ensure or procure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

             (b) pay, or procure the payment of, the full amount deducted or withheld to the relevant Taxation or other authority in accordance with the applicable law;

             (c) increase the payment in respect of which the deduction or withholding is required so that the net amount received by the payee (which expression when used in this sub-clause 11.9.2 shall mean any Finance Party) after the deduction or withholding (and after taking account of any further deduction or withholding which is required to be made as a consequence of the increase) shall be equal to the amount which the payee would have been entitled to receive in the absence of any requirement to make any deduction or withholding; and

             (d) upon request by any payee, promptly deliver or procure the delivery to the relative payee of receipts reasonably evidencing each deduction or withholding which has been made.

     11.9.3 If any Agent is obliged to make any deduction or withholding from any payment to any Bank (an "AGENCY PAYMENT") which represents an amount or amounts received by that Agent from a Borrower under any Financing Document, that Borrower shall, after being notified by the relevant Bank of its intention to make a claim under this sub-clause 11.9.3, pay directly to that Bank such sum (an "AGENCY COMPENSATING SUM") as shall, after taking into account any deduction or withholding which that Borrower is obliged to make from the Agency Compensating Sum, enable that Bank to receive, on the due date for payment of the Agency Payment, an amount equal to the Agency Payment which that Bank would have received in the absence of any obligation to make any deduction or withholding.

     11.9.4 If any Bank determines, in its absolute discretion, that it has received, recovered, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which a Borrower has made an increased payment or paid an Agency Compensating Sum under this Clause 11.9, that Bank shall, PROVIDED THAT each Finance Party has received all amounts which are then due and payable by the Borrowers under any Financing Document, pay to such Borrower (to the extent that that Bank can do so without prejudicing the amount of the benefit or repayment and the right of that Bank to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, as that Bank, in its absolute discretion shall determine, will leave that Bank in no worse position than it would have been in if the deduction or withholding had not been required, PROVIDED THAT:

             (a) each Bank shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit and shall not be obliged to arrange its business or its Tax affairs in any particular way in order to be eligible for any credit or refund or similar benefit;

             (b) no Bank shall be obliged to disclose any information regarding its business, Tax affairs or Tax computations;

             if a Bank has made a payment to a Borrower pursuant to this Clause
             11.9.4 on account of any Tax benefit and it subsequently transpires that that Bank did not receive that Tax benefit, or received a lesser Tax benefit, that Borrower shall, on demand, pay to that Bank such sum as that Bank may determine as being necessary to restore its after-tax position to that which it would have been had no adjustment under this sub-clause 11.9.4 been made, PROVIDED THAT such sum shall not exceed the amount paid to that Borrower by the Bank pursuant to this sub-clause 11.9.4.

     11.9.5  No Bank shall be obliged to make any payment under sub-clause
             11.9.4 of this Clause 11.9 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

     11.9.6 If a Borrower is required to make an increased payment for the account of a Bank under sub-clause 11.9.2 or 11.9.3 of this Clause 11.9, then, without prejudice to that obligation and so long as such requirement exists and subject to the relevant Borrower giving the Facility Agent and that Bank not less than 5 Business Days' prior notice (which shall be irrevocable), that Borrower may prepay all, but not part, of that Bank's Participation in the Advances together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 24.1 (Breakage Costs Indemnity). On any such prepayment the Commitment of the relevant Bank shall be automatically cancelled.

     11.9.7 If, and to the extent that, the effect of Clause 10.2 (Increased Costs) (such as it relates to Tax) or sub-clause 11.9.2 of Clause
             11.9 (Grossing-up) can be mitigated by virtue of the provisions of any double tax treaty or convention relating to the relief from double taxation on income and capital (a "DOUBLE TAX CONVENTION") (whether by a claim to repayment of any Tax, a claim to make payments without any deduction or withholding or otherwise) each Bank agrees to do all such things as are reasonably requested by the Borrowers' Agent with a view to submitting any forms, documents or completing any reasonable procedural formalities within a reasonable time after its receipt from the Borrowers' Agent of a notice requesting it to do so for the purpose of ensuring the application of such Double Tax Convention, PROVIDED THAT no Bank shall be required pursuant to this sub-clause 11.9.7 to take any action which would entail the incurring of any cost or liability (other than reasonable internal administrative costs in completing and submitting the relevant forms or documents).

     11.9.8 No additional amount will be payable to a Bank under Clause 10.2 (Increased Costs) or this Clause 11.9 (Grossing up) in respect of any deduction, withholding or payment of Tax to the extent that such additional amount would not be payable if that Bank had complied with its obligations under sub-clause 11.9.7, (unless the reason that Borrower is obliged to make such deduction, withholding or payment of Tax is due to a change in any law or regulation, or in the interpretation or application thereof, or in any practice or concession of any relevant taxation authority after the date that Bank became party to this Agreement).

     11.10 Each Bank confirms to the Borrowers that, as at the date such Bank becomes a Party, save to the extent it has notified the Facility Agent and the Borrowers' Agent in writing otherwise, it is:

     11.10.1 a person to whom payments by a Borrower (other than a Borrower incorporated in Italy) may be made without deduction or withholding for or on account of taxes whether by reason of an applicable taxation treaty between the country in which the relevant Borrower is incorporated and the country in which the relevant bank is, or is treated as, resident or carrying on business or otherwise; and

     11.10.2 a person to whom payments by a Borrower incorporated in Italy may be made without any deduction or withholding for or on account of taxes other than up to a maximum rate of 12.5%, whether by reason of an applicable taxation treaty between Italy and the country in which the relevant bank is, or is treated as, resident or carrying on business or otherwise, and, if it is able to confirm that sub-clause 11.10.1 and 11.10.2 applies on the date on which such Bank becomes a Party, it shall notify the Facility Agent and the Borrowers' Agent in writing should it become aware that the relevant sub-clause subsequently ceases to be correct.

12.      CO-BORROWER'S COVENANTS

12.1     FIAT AS A CO-BORROWER
        In respect of each Advance made under this Agreement to a Borrower (other than Fiat) (each a "RELEVANT BORROWER"), Fiat shall be, and hereby covenants and agrees to be, liable (on a joint and several basis with the Relevant Borrower) for all of the obligations and liabilities of the Relevant Borrower relating to or arising in connection with such Advance and, subject to and with the benefit of the provisions in Clause
        12.2 (Co-Borrowing Provisions), Fiat hereby unconditionally and irrevocably covenants to the Finance Parties that if, for any reason, a Relevant Borrower does not pay any sum from time to time payable by it to any Finance Party under this Agreement (including any other amount of whatever nature or additional amounts which may become payable under any of the foregoing) as and when the same shall become due and payable under any of the foregoing, it shall, within 5 Business Days of demand (in writing) on it (which demand shall provide a confirmation by the Facility Agent that the Relevant Borrower has failed to pay such sum within any applicable grace periods) pay in the currency in which the same falls due for payment under the terms of this Agreement, all moneys which are now or at any time hereafter shall have become due or owing by such Relevant Borrower to any or all of the Finance Parties pursuant to this Agreement.

12.2 CO-BORROWING PROVISIONS

     12.2.1 The covenant (the "COVENANT") given by Fiat pursuant to this Clause 12 is a continuing security and shall remain in full force and effect until all moneys, obligations and liabilities referred to in Clause 12.1 (Fiat as a Co-Borrower) have been paid, discharged or satisfied in full notwithstanding the liquidation or other incapacity or any change in the constitution of the Relevant Borrowers or in the name and style of the Relevant Borrowers or any settlement of account or other matter whatsoever.

     12.2.2 The Covenant is in addition to and shall not merge with or otherwise prejudice or affect or be prejudiced by any other right, remedy, guarantee, indemnity or security and may be enforced without first having recourse to the same or any other bill, note, mortgage, charge, pledge or lien now or hereafter held by or available to any Finance Party.

     12.2.3 Notwithstanding that the Covenant ceases to be continuing for any reason whatever any of the Finance Parties may continue any accounts of the Relevant Borrowers or open one or more new accounts and the liability of Fiat hereunder shall not be reduced or affected by any subsequent transactions or receipts or payments into or out of any such accounts.

     12.2.4 Fiat hereby unconditionally and irrevocably agrees that any sum expressed to be payable by the Relevant Borrowers under this Agreement but which is for any reason (whether or not now known or becoming known to the Relevant Borrowers, Fiat or any Finance Party) not recoverable from Fiat on the basis of the provisions of this Clause 12 will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Finance Parties on demand. This indemnity constitutes a separate and independent obligation from the other obligations in the Covenant, gives rise to a separate and independent cause of action and will apply irrespective of any indulgence granted by all or any of the Finance Parties.

     12.2.5 Fiat will be liable under the Covenant as if it were the sole principal debtor and not merely a surety. The liability of Fiat shall not be affected nor shall the Covenant be discharged or diminished by reason of anything which would not discharge it or affect its liability if it were the sole principal debtor, including:

             (a) any time, indulgence, waiver or consent at any time given to the Relevant Borrowers or any other person;

             (b)  any amendment to the Financing Documents;

             (c) the making or absence of any demand on the Relevant Borrowers or any other person for payment;

             (d) the enforcement or absence of enforcement of any of the provisions of this Agreement;

             (e)  the release of any guarantee or indemnity;

             (f) the dissolution, amalgamation, reconstruction or reorganisation of the Relevant Borrowers or any other person;

             (g) the illegality, invalidity or unenforceability of or any defect in any provision of the Financing Documents or any of the Relevant Borrowers' obligations under any of them; or

             (h)  any other act, event or omission which but for this sub-clause
                  12.2.5 might operate to discharge, impair or otherwise affect the obligations expressed to be assumed by Fiat in this Agreement or any of the rights, powers or remedies conferred upon the Finance Parties by the Covenant or by law.

     12.2.6 Fiat agrees that, during the Facility Period, it will not exercise any right which it may at any time have by reason of the performance by it of its obligations hereunder:

             (a)  to be indemnified by the Relevant Borrowers;

             (b) to claim any contribution from any guarantor of the Relevant Borrowers' obligations under or in respect of the Facility;

             (c) to take the benefit (in whole or in part) of any security enjoyed in connection with the Facility by any Finance Party; or

             (d) to be subrogated to the rights of any Finance Party against the Relevant Borrowers in respect of amounts paid by Fiat under this Covenant.

     12.2.7 Any settlement or discharge between Fiat and the Finance Parties or any of them shall be conditional upon no payment to the Finance Parties or any of them by the Relevant Borrowers or any other person on a Relevant Borrower's behalf being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, in the event of any such payment being so avoided or reduced, the Finance Parties shall be entitled to recover the amount by which such payment is so avoided or reduced from Fiat subsequently as if such settlement or discharge had not occurred, PROVIDED THAT such recovery is not contrary to any law applicable thereto.

     12.2.8 If any payment received by a Finance Party is, on the subsequent liquidation or insolvency of a Relevant Borrower, avoided under any laws relating to liquidation or insolvency, such payment will not be considered as having discharged or diminished the liability of Fiat and the Covenant will continue to apply as if such payment had at times remained owing by that Relevant Borrower.

     12.2.9 The Finance Parties shall not be obliged before exercising any of the rights, powers or remedies conferred upon them by Fiat or by law:

             (a)  to make any demand of any Relevant Borrower;

             (b) to take any action or obtain judgement in any court against any Relevant Borrower or any other person; or

             (c) to make or file any claim or proof in a bankruptcy or liquidation of any Relevant Borrower or any other person.

13.  ADDITIONAL BORROWERS

13.1 REQUEST FOR ADDITIONAL BORROWER

     Fiat or the Borrowers' Agent may request that any of Fiat's Subsidiaries incorporated in any OECD jurisdiction become an Additional Borrower by delivering to the Facility Agent a Borrower Accession Memorandum duly executed by Fiat and such Subsidiary, together with the documents and other evidence listed in Schedule 2 Part B (Additional Conditions Precedent) in relation to such Subsidiary.

13.2 ADDITIONAL BORROWER CONDITIONS PRECEDENT

     A Subsidiary of Fiat, in respect of which Fiat or the Borrowers' Agent has delivered a Borrower Accession Memorandum to the Facility Agent, shall become an Additional Borrower and assume all the rights, benefits and obligations of a Borrower as if it had been an Original Borrower on the date on which the Facility Agent notifies Fiat or the Borrowers' Agent that the Facility Agent has received, in form and substance satisfactory to it, all documents and other evidence listed in Schedule 2 Part B (Additional Conditions Precedent) in relation to such Subsidiary.

13.3 RESIGNATION OF A BORROWER

     If at any time a Borrower (other than Fiat) is under no actual or contingent obligation as a Borrower under or pursuant to any Financing Document, Fiat or the Borrowers' Agent may request that such Borrower shall cease to be a Borrower by delivering to the Facility Agent a Resignation Notice. Such Resignation Notice shall be accepted by the Facility Agent on the date on which it notifies Fiat or, as the case may be, the Borrowers' Agent's that it is satisfied (acting reasonably) that such Borrower is under no actual or contingent obligation as a Borrower under or pursuant to any Financing Document and such Borrower shall immediately cease to be a Borrower.

14.  REPRESENTATIONS AND WARRANTIES

14.1 REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants to each Finance Party that:

     14.1.1 Status: it is a limited company duly incorporated under the laws of its jurisdiction of incorporation and it possesses the capacity to sue and be sued in its own name and has the power to carry on its business and to own its property and other assets;

     14.1.2 Powers and authority: it has power to execute, deliver and perform its obligations under the Financing Documents and to carry out the transactions contemplated by those documents and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same;

     14.1.3 Binding obligations: subject to the Reservations, its obligations under the Financing Documents constitute its legal, valid, binding and enforceable obligations;

     14.1.4 Contraventions: the execution, delivery and performance by it of the Financing Documents does not:

             (a) contravene any applicable law or regulation or any order of any governmental or other official authority, body or agency or any judgement, order or decree of any court having jurisdiction over it; or

             (b)  contravene or conflict with its constitutional documents;

     14.1.5 Insolvency: it has not taken any action nor (to the best of its knowledge, information and belief) have any steps been taken or legal proceedings been started against it for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrative receiver, or administrator, trustee or similar officer of it or of a material part of its assets;

     14.1.6 No default: to the best of its knowledge, information and belief it is not in breach of or in default in any material respect under any agreement relating to Indebtedness to which it is a party or which is binding on it or any of its assets to an extent which would have a material adverse effect on the ability of that Borrower to comply with its payment obligations under this Agreement;

     14.1.7 Litigation: to the best of its information, knowledge and belief, no action, litigation, arbitration or administrative proceeding has been commenced or is pending against it which would have a material adverse effect on the ability of that Borrower to comply with its payment obligations under the Financing Documents;

     14.1.8 Original Financial Statements: the Original Financial Statements of that Borrower were prepared in accordance with GAAP and give a true and fair view of that Borrower's financial position at the date to which they were prepared and the results of that Borrower's operations during the Financial Year of that Borrower to which they relate;

     14.1.9  Information Memorandum:

             (a) the information contained in the Information Memorandum is true and accurate in all material respects as at its date; and

             (b) the Information Memorandum did not omit any information which would make any fact or statement in it misleading in any material respect;

     14.1.10 No material adverse change: since the date of the Original Financial Statements no event has occurred which has had a material adverse effect on its business or financial condition; and

     14.1.11 Margin Stock: the proceeds of the Advances have not been and will not be used to buy, purchase or maintain any Margin Stock which would impose regulatory requirements under, and as such term is defined in, Regulation U of the Board of Governors of the Federal Reserve of the United States of America.

14.2 REPETITION

     The representations and warranties in sub-clauses 14.1.1 to 14.1.4 and
     14.1.11 of Clause 14.1 (Representations and Warranties) shall survive the execution of this Agreement and shall be deemed to be repeated by each Borrower on the date on which each Drawdown Notice is given and on the date on which each Advance is made with reference to the facts and circumstances existing at that time.

15.  UNDERTAKINGS

15.1 INFORMATION UNDERTAKINGS

     Each Borrower undertakes that during the Facility Period it shall, unless the Facility Agent (acting on the instructions of the Majority Banks) otherwise agrees:

     15.1.1 Annual Statements: as soon as the same become available (and in any event within 210 days after the end of each of its Financial Years), deliver to the Facility Agent in sufficient copies for all the Banks its audited financial statements for each such Financial Year, PROVIDED THAT a Borrower shall only be obliged to provide such statements on a consolidated basis if it prepares such statements on this basis;

     15.1.2 Semi-annual statements: as soon as the same become available (and in any event within 120 days after the end of the first half of each of its Financial Years), deliver to the Facility Agent in sufficient copies for all the Banks its interim financial statements for each such half-year, PROVIDED THAT a Borrower shall be obliged to provide such statements on an audited and/or consolidated basis to the extent it prepares them on such basis; and

     15.1.3 Shareholders' documents: deliver to the Facility Agent as soon as reasonably practicable in sufficient copies for all the Banks all documents despatched by it to its creditors generally, or in the case of Fiat and CNH Global N.V., to its shareholders generally.

15.2 POSITIVE UNDERTAKINGS

     Each Borrower undertakes that during the Facility Period it shall, unless the Facility Agent (acting on the instructions of the Majority Banks) otherwise agrees:

     15.2.1 Authorisations: obtain, maintain and comply with the terms of any authorisation, approval, licence, consent, exemption, clearance, filing or registration required in or by the laws and regulations of its jurisdiction of incorporation to enable it to lawfully enter into and perform its obligations under, or for the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of, each Financing Document;

     15.2.2 Ranking of obligations: ensure that its obligations under the Financing Documents shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated obligations (whether actual, contingent, present or future) except for any obligations which are mandatorily preferred by law;

     15.2.3 Notification of Default: promptly, upon becoming aware of the same, notify the Facility Agent of the occurrence of a Default or Potential Default and, upon receipt of a written request to that effect from the Facility Agent, confirm to the Facility Agent that, save as previously notified to the Facility Agent or as notified in such confirmation, no Default or Potential Default has occurred;

     15.2.4 ERISA: comply in all respects with ERISA where failure to do so could reasonably be expected to have a material adverse effect on its business or financial condition.

15.3 NEGATIVE PLEDGE

     Each Borrower undertakes that during the Facility Period it shall not, unless the Facility Agent (acting on the instructions of the Majority Banks) otherwise agrees, create any Encumbrance, (other than a Permitted Encumbrance), over any of its present or future assets, to prefer any of its Indebtedness unless such Encumbrance or such other security as the Facility Agent (acting on the instructions of the Majority Banks) considers equivalent thereto, is at the same time extended equally and rateably to the obligations of such Borrower under the Financing Documents.

16.  DEFAULT

16.1 DEFAULT

     Each of the following shall be a Default:

     16.1.1 Non-payment: any of the Borrowers does not pay on the due date any amount payable by it under this Agreement at the place and in the currency and funds in which it is expressed to be payable unless the failure to pay such amount is due solely to administrative or technical delays in the transmission of funds and such amount is paid within 5 Business Days after its due date for payment; or

     16.1.2 Other defaults: any of the Borrowers breaches any of its obligations under any Financing Document (other than the obligations referred to in sub-clause 16.1.1 of this Clause 16.1) and if that breach is capable of remedy, it is not remedied within 30 days after written notice of that breach has been given by the Facility Agent to the relevant Borrower; or

     16.1.3 Breach of representation or warranty: any representation, warranty or statement made or deemed to be repeated by any of the Borrowers under this Agreement or in any document delivered by it or on its behalf under or in connection with this Agreement is or proves to have been incorrect or misleading when made or deemed to have been repeated; or

     16.1.4 Unlawfulness or repudiation: it is unlawful for any of the Borrowers to perform or comply with, or any of the Borrowers repudiates, any of its obligations under any Financing Document or, subject to the Reservations, any of those obligations is not legal, valid, binding, effective and enforceable; or

     16.1.5  Cross-acceleration: any or all of the Borrowers:

             (a) becomes bound to repay prematurely any Indebtedness by reason of a default by any of the Borrowers which default is followed by an appropriate demand for such repayment; or

             (b) fails to make any payment of principal, premium or interest in respect of any Indebtedness on the due date for such payment or within any grace period specified in the agreement or other instrument constituting such Indebtedness, where such Indebtedness is in an aggregate amount in excess of (i) US$50,000,000 in respect of any one Borrower and/or (ii) US$75,000,000 in aggregate in respect of any two or more Borrowers (or in either case its equivalent in other currencies), except where such Borrower(s) is/are taking action by appropriate proceedings in good faith to dispute the validity of the obligation to repay prematurely such Indebtedness or to make such payment, as the case may be, and unless such default or failure to pay shall have been waived by the person to whom the relevant Indebtedness is payable; or

     16.1.6 Attachment or distress: a creditor or encumbrancer attaches or takes possession of or a receiver or similar officer is appointed over the whole or any material part of the assets of any of the Borrowers, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, the whole or any material part of the assets of any of the Borrowers and such process is not discharged within 30 days; or

     16.1.7  Inability to pay debts: any of the Borrowers:

             (a) suspends payment of its debts generally or is unable or admits its inability to pay its debts generally as they fall due; or

             (b) proposes or enters into any composition or other arrangement for the benefit of its creditors generally; or

             (c) has proceedings commenced against it with a view to the readjustment or rescheduling of any of its Indebtedness which it would not otherwise be able to pay as it fell due; or

     16.1.8  Insolvency proceedings: any of the Borrowers:

             (a)  is adjudicated or found insolvent; or

             (b) has an order made against it by any competent court or passes a resolution for its winding-up or dissolution or for the appointment of a liquidator, administrator, trustee, receiver, administrative receiver or similar officer in respect of it or the whole or any substantial part of its assets; or

     16.1.9 Analogous proceedings: any event occurs which under the laws of any jurisdiction has a similar or analogous effect to any of the events mentioned in sub-clause 16.1.6, 16.1.7 or 16.1.8 of this Clause 16.1; or

     16.1.10 Cessation of business: any of the Borrowers suspends, ceases or threatens to suspend or cease to carry on its business unless such cessation, or threatened cessation, is in connection with a merger, consolidation or any other form of combination with another company and such company assumes all obligations of any Borrower respectively under the Financing Documents; or

     16.1.11 Change of control: Fiat ceases to be the direct or indirect beneficial owner of shares in the issued share capital of each of the other Borrowers carrying the right to exercise more than 50 per cent. of the votes exercisable at a general meeting of each of the other Borrowers or otherwise ceases to exercise control over each of the other Borrowers; or

     16.1.12 Governmental intervention: all or a material part of the assets, rights or revenues of, or shares or other ownership interests in, any of the Borrowers are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government.

16.2 ACCELERATION

     If a Default occurs and remains unremedied the Facility Agent may, and shall if so instructed by the Majority Banks, by notice to the Borrowers'
     Agent:

     16.2.1 cancel the Facility and require all relevant Borrowers immediately to repay the Advances together with accrued interest and all other sums payable under this Agreement, whereupon they shall become immediately due and payable; or

     16.2.2 place the Facility on demand, whereupon the Advances together with accrued interest and all other sums payable under this Agreement shall become repayable on demand made by the Facility Agent on the instructions of the Majority Banks.

     Upon the service of any such notice by the Facility Agent the Commitment of each Bank shall be cancelled.

17.  PRO RATA SHARING

17.1 REDISTRIBUTION

     If any amount owing by a Borrower under this Agreement to a Bank (the "SHARING BANK") is discharged by voluntary or involuntary payment, set-off or any other manner other than through the relevant Agent in accordance with Clause 11 (Payments), then:

     17.1.1 the Sharing Bank shall immediately notify the Facility Agent of the amount discharged and the manner of its receipt of recovery;

     17.1.2 the Facility Agent shall determine whether the amount discharged is in excess of the amount which the Sharing Bank would have received had the amount discharged been received by the relevant Agent and distributed in accordance with Clause 11 (Payments);

     17.1.3 the Sharing Bank shall pay the Facility Agent an amount equal to that excess (the "EXCESS AMOUNT") within 5 Business Days of demand by the Facility Agent;

     17.1.4 the Facility Agent shall treat the Excess Amount as if it were a payment by such Borrower under Clause 11 (Payments) and shall pay the Excess Amount to the Banks (other than the Sharing Bank) in accordance with Clause 11.7 (Partial Payments); and

     17.1.5 as between such Borrower and the Sharing Bank, the Excess Amount shall be treated as not having been received or recovered, and accordingly such Borrower shall owe the Sharing Bank an immediately payable debt equal to the Excess Amount.

17.2 LEGAL PROCEEDINGS

     Notwithstanding Clause 17.1 (Redistribution), no Sharing Bank shall be obliged to share any Excess Amount which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other Bank which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights, unless the proceedings instituted by the Sharing Bank are instituted by it without prior notice having been given to such Bank through the Facility Agent and an opportunity to such Bank to join in such proceedings.

17.3 REVERSAL OF REDISTRIBUTION

     If any Excess Amount subsequently has to be wholly or partly refunded to a Borrower by a Sharing Bank which has paid an amount equal to that Excess Amount to the Facility Agent under Clause 17.1 (Redistribution), each Bank to which any part of that amount was distributed shall on request from the Sharing Bank repay to the Sharing Bank that Bank's proportionate share of the amount which has to be so refunded by the Sharing Bank.

17.4 INFORMATION

     Each Bank shall on request supply to the Facility Agent such information as the Facility Agent may from time to time request for the purpose of this Clause 17.

18.  THE AGENTS, THE ARRANGERS AND THE BANKS

18.1 APPOINTMENT AND DUTIES

     18.1.1 Each Bank irrevocably appoints the Facility Agent to act as its agent in connection with this Agreement, and each Swing-Line Bank irrevocably appoints each of the US Swing-Line Agent and the Euro Swing-Line Agent to act as its agent in connection with the operation of the Swing-Line Facilities and irrevocably authorises each of the Agents on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with this Agreement together with any other incidental rights, powers and discretions, PROVIDED THAT no Agent may commence any legal proceedings on behalf of any Bank without such Bank's prior written consent.

     18.1.2 The Agents shall have no duties or responsibilities except those expressly set out in this Agreement. As to any matters not expressly provided for, the

             Agents shall act in accordance with the instructions of the Majority Banks (but in the absence of any such instructions shall not be obliged to act). Any such instructions, and any action taken by the Agents in accordance with those instructions, shall be binding upon all the Banks.

     18.1.3  Each of the Agents may:

             (a) act in an agency, trustee, fiduciary or other capacity on behalf of any other banks or financial institutions providing facilities to any Borrower or any associated company of any Borrower, as freely in all respects as if it had not been appointed to act as agent for the Banks under this Agreement and without regard to the effect on the Banks of acting in such capacity; and

             (b) subscribe for, hold, be beneficially entitled to or dispose of shares or securities, or options or other rights to and interests in shares or securities in any Borrower or any associated company of any Borrower (in each case, without liability to account).

     18.1.4 Each division or department of each of the Agents (including, for so long as Chase Manhattan International Limited is the Facility Agent or the Euro Swing-Line Agent, the Loans Agency Department of Chase Manhattan International Limited) shall be treated as a separate entity from any other division or department of that Agent. If any of the Agent's divisions or departments (including, in the case of Chase Manhattan International Limited, its Loans Agency Department) should act for any Borrower in any capacity (whether as bankers or otherwise) in relation to any other matter, any information given by that Borrower to any such division or department may be treated as confidential and that Agent shall, as between itself and the Banks, not be obliged to disclose the same to any Bank or any other person. 18.1.5 It is acknowledged that the role of the Arrangers is and has been confined solely to arranging the Facility and that in such capacity they shall have no obligations and liabilities in relation to this Agreement.

18.2 PAYMENTS

     18.2.1 Each of the Agents shall promptly account to the Lending Office of each Bank for such Bank's due proportion of all sums received by that Agent for such Bank's account, whether by way of repayment or prepayment of principal or payment of interest, fees or otherwise.

     18.2.2 Each of the Agents shall maintain a memorandum account showing the principal amount of each Advance outstanding under this Agreement and the amount of each Bank's Participation in the Advances.

     18.2.3 Each Bank confirms in favour of the Facility Agent that, unless it notifies the Facility Agent to the contrary:

             (a) it will be the beneficial owner of any interest paid to it under this Agreement; and

             (b)  it is either:

                  (i) a "bank" within Section 840A of the Income and Corporation
                      Taxes Act 1988; or

                  (ii) an entity not resident in the United Kingdom (for the purposes of the Income and Corporation Taxes Act 1988);
                       and

             (c) it will provide the Facility Agent with such evidence or information as the Facility Agent may reasonably require from time to time to enable the Facility Agent to comply with statutory obligations relating to the performance of its obligations under this Agreement.

18.3 DEFAULT

     No Agent shall be obliged to monitor or enquire as to whether or not a Default or Potential Default has occurred. Each of the Agents shall be entitled to assume that no Default or Potential Default has occurred unless it receives notice to the contrary from a Borrower or the Borrowers' Agent or any Bank describing the Default or Potential Default and stating that such notice is a "Default Notice" or unless it is aware of a payment default under this Agreement, in which case it shall promptly notify each Bank.

18.4 RELIANCE

     Each of the Agents may:

     18.4.1 rely on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed; and

     18.4.2 engage, pay for and rely on the advice of any professional advisers selected by it given in connection with this Agreement or any of the matters contemplated by this Agreement,

     and shall not be liable to any Party for any of the consequences of such reliance except in case of negligence or wilful misconduct.

18.5 LEGAL PROCEEDINGS

     18.5.1 No Agent shall be obliged to take or commence any legal action or proceeding against any Borrower or any other person arising out of or in connection with this Agreement until it shall have been indemnified or secured to its satisfaction against all costs, claims and expenses (including any costs award which may be made against it as a result of any such legal action or proceeding not being successful) which it may expend or incur in such legal action or proceeding.

     18.5.2 Each of the Agents may refrain from doing anything which might in its opinion constitute a breach of any law or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

18.6 NO LIABILITY

     18.6.1 None of the Agents nor any of their officers, employees or agents shall be liable for any action taken or not taken by it or any of them under or in connection with this Agreement unless directly caused by its or their negligence or wilful misconduct.

     18.6.2 None of the Agents nor the Arrangers shall be responsible for any statements, representations or warranties in this Agreement or for any information supplied or provided to any Bank by any Agent or Arrangers in respect of any Borrower or any other person or for any other matter relating to this Agreement or for the execution, genuineness, validity, legality, enforceability or sufficiency of this Agreement or any other document referred to in this Agreement or for the recoverability of any Advance or any other sum to become due and payable under this Agreement.

18.7 CREDIT DECISIONS

     18.7.1  Each Bank:

             (a) acknowledges that it has, independently and without reliance on any of the Agents and Arrangers, made its own analysis of the transaction contemplated by, and reached its own decision to enter into, this Agreement and made its own investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each Borrower; and

             (b) agrees that it shall continue to make its own independent appraisal of the creditworthiness of each Borrower.

     18.7.2 Each Bank agrees that it shall, independently and without reliance on any of the Agents and Arrangers, make its own decision to take or not take action under this Agreement.

18.8 INFORMATION

     18.8.1 Each of the Agents shall provide the Banks with all information and copies of all notices which are given to it and which by the terms of this Agreement are to be provided or given to the Banks.

      18.8.2 Except as specifically provided in this Agreement, no Agent shall be under any duty or obligation:

                (a) either initially or on a continuing basis, to provide any Bank with any credit information or other information with respect to the financial condition of a Borrower or which is otherwise relevant to the Facility; or

                (b) to request or obtain any certificate, document or information from a Borrower unless specifically requested to do so by a Bank in accordance with this Agreement.

18.9  RELATIONSHIP WITH BANKS

      18.9.1 In performing its functions and duties under this Agreement, each of the Agents shall act solely as the agent for the Banks and except as expressly provided in this Agreement shall not be deemed to be acting as trustee for any Bank and shall not assume or be deemed to have assumed any obligation as agent or trustee for, or any relationship of agency or trust with, any Borrower.

      18.9.2 None of the Agents, the Arrangers or any Bank shall be under any liability or responsibility of any kind to any Borrower or any other Bank arising out of or in relation to any failure or delay in performance or breach by any Borrower or any other Bank of any of its or their respective obligations under this Agreement.

18.10 AGENTS' POSITION

      18.10.1 With respect to its own Participation in an Advance (if any), each of the Agents shall have the same rights and powers under and in respect of this Agreement as any other Bank and may exercise those rights and powers as though it were not also acting as agent for the Banks. Each of the Agents may, without liability to account, accept deposits from, lend money to and generally engage in any kind of banking, finance, advisory, trust or other business with or for any Borrower as if it were not the agent for the Banks under this Agreement.

      18.10.2 Each of the Agents may retain for its own use and benefit (and shall not be liable to account to any Bank for all or any part
                of) any sums received by it by way of agency or management or arrangement fees or by way of reimbursement of expenses incurred by it.

18.11 INDEMNITY

      Each Bank shall immediately on demand indemnify each of the Agents (to the extent not reimbursed by the Borrowers) rateably according to the proportion which that Bank's Commitment bears to the Total Commitments from and against all liabilities, losses and expenses of any kind or nature whatsoever (except in respect of any agency, management or other fee due to that Agent) which may be incurred by that Agent in its capacity as agent or trustee for the Banks or in any way relating to or arising out of this Agreement or any action taken or omitted by that Agent in enforcing or preserving the rights of the Banks or that Agent under this Agreement, PROVIDED THAT no Bank shall be liable for any portion of such liabilities, losses or expenses resulting from that Agent's gross negligence or wilful misconduct.

18.12 RESIGNATION

      18.12.1 An Agent may resign by giving at least 60 days' notice to the Borrowers' Agent and each Bank. Upon receipt of a notice of resignation the Borrowers' Agent and the Majority Banks may select any bank or other financial institution as a successor Agent.

      18.12.2 If no bank or other financial institution selected by the Borrowers' Agent and the Majority Banks shall have accepted such appointment within 20 days after the relevant Agent has given a notice of resignation then the Majority Banks may, after consultation with the Borrowers' Agent, appoint any bank or other financial institution as successor Agent.

      18.12.3 If no bank or other financial institution selected by the Majority Banks shall have accepted such appointment within 40 days after the relevant Agent has given a notice of resignation then that resigning Agent may, after consultation with the Borrowers' Agent, appoint any bank or other financial institution of reputable standing with an office in the case of the Facility Agent, London or, in the case of the Euro Swing-Line Agent, London or, in the case of the US Swing-Line Agent, New York, as successor Agent.

      18.12.4 The resignation of the Agent and the appointment of any successor Agent shall both become effective only upon the successor Agent notifying the retiring Agent, the Borrowers' Agent and each Bank that it accepts its appointment. On such notification:

                (a) the resigning Agent shall be discharged from its obligations and duties as Agent under this Agreement but it shall continue to be able to rely on the provisions of this Clause 18 in respect of all matters relating to the period of its appointment; and

                (b) the successor Agent shall assume the role of Agent and shall have all the rights, powers, discretions and duties which that Agent has under this Agreement.

      18.12.5 The resigning Agent shall make available to the successor Agent all records and documents held by it as Agent, and shall co-operate with the successor Agent to ensure an orderly transition.

18.13 REMOVAL OF AN AGENT

      The Majority Banks may remove an Agent from its role as Agent under this Agreement by giving notice to that effect to each Party. Upon delivery of such notice, the relevant Agent shall be deemed to have given notice of resignation pursuant to sub-clause 18.12.1 of Clause 18.12 (Resignation) and the provisions of Clause 18.12 (Resignation) shall apply to such deemed notice.

18.14 CHANGE OF OFFICE

      Each of the Agents may at any time in its sole discretion by notice to the Borrowers' Agent and each Bank designate a different office, in the case of the Facility Agent, in the United Kingdom or, in the case of the Euro Swing-Line Agent, London or, in the case of the US Swing-Line Agent, New York, from which its duties as the Agent will be performed.

19.   FEES AND EXPENSES

19.1  EXPENSES AND COSTS

      Subject to any limits on and other matters relating to the same that may previously have been agreed by the Arrangers prior to the date of this Agreement, the Borrowers' Agent shall reimburse all reasonable expenses incurred, and any VAT on those expenses:

      19.1.1 by each of the Arrangers and the Agents in connection with the negotiation, preparation and execution of the Financing Documents and the other documents contemplated by the Financing Documents;

      19.1.2 by each of the Arrangers and the Agents in respect of the syndication of the Facilities;

      19.1.3 by each of the Agents or the Banks in connection with the granting of any release, waiver or consent or in connection with any amendment or variation of any Financing Document where such release, waiver, consent, amendment or variation has been requested by the Borrowers' Agent; and

      19.1.4 by each of the Agents or the Banks in enforcing, perfecting, protecting or preserving (or attempting so to do) any of their rights, or in suing for or recovering any sum due from any Borrower or any other person under any Financing Document, upon presentation of a statement of account reasonably documented for administrative and fiscal purposes.

19.2  ARRANGEMENT AND AGENCY FEES

      The Borrowers' Agent shall pay to the Arrangers an arrangement fee in accordance with the terms of the Arrangement Fees Letter and shall pay to each of the Agents agency fees in accordance with the terms of the Agency Fees Letter. For the avoidance of doubt, all liabilities and obligations of the Borrowers' Agent under the Arrangement Fees Letter and the Agency Fees Letter shall be deemed to be incurred under this Agreement.

19.3  COMMITMENT FEE

      The Borrowers' Agent shall pay a commitment fee in Dollars to the Facility Agent for the account of the Banks at the rate of 0.11 per cent. per annum on the Available Revolving Facility. The commitment fee shall accrue from day to day during the Drawdown Period and be calculated on the basis of the actual number of days elapsed and a 360 day year in respect of the Drawdown Period and shall be due quarterly in arrear (with the first payment due 3 months after the date of this Agreement) and on the last day in the Drawdown Period or on any earlier date on which the Total Commitments equal zero. The Borrowers' Agent shall pay such commitment fees within 10 Business Days of receipt of notification of the amount of such commitment fees from the Facility Agent.

19.4  UTILISATION FEE

      In respect of each day that the Original Dollar Amount of all Advances equals or exceeds one half of the Total Commitments, the Borrowers' Agent shall pay a utilisation fee in Dollars to the Facility Agent for the account of the Banks at the rate of 0.075 per cent. per annum of the Original Dollar Amount of all Advances. The utilisation fee shall be calculated on the basis of the actual number of days elapsed and a 360 day year and be due quarterly in arrear and on any earlier date on which the Total Commitments equal zero. The Borrowers' Agent shall pay such utilisation fees within 10 Business Days of receipt of notification of the amount of such utilisation fees from the Facility Agent.

19.5  DOCUMENTARY TAXES INDEMNITY

      All stamp, documentary, registration or other like duties or Taxes which are imposed or chargeable on or in connection with this Agreement shall be paid by the Borrowers' Agent. Each of the Agents shall be entitled but not obliged to pay any such duties or Taxes (whether or not they are its primary responsibility). If any Agent does so then that Agent shall notify the Borrowers' Agent that any such payment has been made and the Borrowers' Agent shall on demand indemnify that Agent against those duties and Taxes and against any costs and expenses incurred by that Agent in discharging them.

19.6  VAT

      All payments made by the Borrowers under the Financing Documents are calculated without regard to VAT. If any such payment constitutes the whole or any part of the consideration for a taxable or deemed taxable supply (whether that supply is taxable pursuant to the exercise of an option or otherwise) by any of the Agents or a Bank, the amount of that payment shall be increased by an amount equal to the amount of VAT which is chargeable in respect of the taxable supply in question.

20.   AMENDMENTS AND WAIVERS

20.1  MAJORITY BANKS

      20.1.1 Subject to Clause 20.2 (All Banks), any term of this Agreement may be amended or waived with the written agreement of the Borrowers' Agent and the Majority Banks. The Facility Agent may effect, on behalf of the Majority Banks and the Borrowers' Agent may effect, on behalf of itself and the other Borrowers, an amendment or waiver to which the Majority Banks or, as the case may be, the Banks have agreed.

      20.1.2 The Facility Agent shall promptly notify the Borrowers' Agent and each Bank of any amendment or waiver effected under sub-clause 20.1.1 of this Clause

      20.1 and any such amendment or waiver shall be binding on the Borrowers and each Bank.

20.2  ALL BANKS

      An amendment or waiver which relates to:

      20.2.1 the definition of "Majority Banks" or "Margin" in Clause 1.1 (Definitions);

      20.2.2 an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under this Agreement;

      20.2.3    an increase in a Bank's Commitment;

      20.2.4 a term of this Agreement which expressly requires the consent of each Bank; or

      20.2.5 Clauses 2.2 (Obligations Several), 2.3 (Rights Several), 7 (Interest), 8 (Repayment and Prepayment), 12.1 (Fiat as a Co-Borrower), 17 (Pro-Rata Sharing), 19.3 (Commitment Fee), 19.4 (Utilisation Fee) and 20 (Amendments and Waivers),

      may not be effected without the prior written consent of each Bank.

20.3  NO IMPLIED WAIVERS; REMEDIES CUMULATIVE

      The rights of each Agent and each Bank under this Agreement:

      20.3.1    may be exercised as often as necessary;

      20.3.2 are cumulative and not exclusive of its rights under the general law; and

      20.3.3    may be waived only in writing and specifically.

      Delay in exercising or non-exercise of any such right is not a waiver of that right.

21.   MISCELLANEOUS

21.1  SEVERANCE

      If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

      21.1.1 the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

      21.1.2 the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

21.2  COUNTERPARTS

      This Agreement may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

22.   NOTICES

22.1  METHOD

      Each notice or other communication to be given under this Agreement shall be given in writing in English and, unless otherwise provided, shall be made by fax or letter.

22.2  DELIVERY

      Any notice or other communication to be given by one Party to another under this Agreement shall (unless one Party has by 15 days' notice to the other Party specified another address) be given to that other Party, in the case of the Borrowers' Agent and the Agents, at the respective addresses given in Clause 22.3 (Addresses), and in the case of the Banks, at the address notified in writing to the Facility Agent prior to or on the date of this Agreement or, as the case may be, the schedule to its relevant Transfer Certificate. Any notice or communication given to the Borrowers' Agent shall be deemed to have been given to each of the Borrowers.

22.3  ADDRESSES

      The address and fax number of the Borrowers' Agent and the Agents are:

      22.3.1    the Borrowers' Agent:

                c/o Fiat Finance and Trade Ltd., Luxembourg
                Succursale di Paradiso
                Riva Paradiso 14-6902 Lugano Paradiso
                Switzerland

                Attention:  The Finance Manager
                Fax:        +41 91 985 3651

      22.3.2    the Facility Agent and Euro Swing-Line Agent:

                Trinity Tower
                9 Thomas More Street
                London E1 9YT

                Attention:  Carol Sheridan, Loans Agency
                Fax:        020 7777 2360

      22.3.3    the US Swing-Line Agent:

                Trinity Tower
                9 Thomas More Street
                London E1 9YT

                Attention:  Carol Sheridan, Loans Agency
                Fax:        020 7777 2360

22.4  DEEMED RECEIPT

      Any notice or other communication given under this Agreement shall be deemed to have been received:

      22.4.1 if sent by fax, with a confirmed receipt of transmission from the receiving machine, on the day on which transmitted;

      22.4.2 in the case of a notice given by hand, on the day of actual delivery; and

      22.4.3 if posted, on the tenth Business Day following the day on which it was despatched by first class mail postage prepaid or, as the case may be, airmail postage prepaid,

      PROVIDED THAT a notice given in accordance with the above but received on a day which is not a Business Day or after normal business hours in the place of receipt shall be deemed to have been received on the next Business Day.

22.5  NOTICES THROUGH AGENT

      Any notice or other communication from or to any Borrower under this Agreement shall be sent through the Facility Agent.

23.   ASSIGNMENTS AND TRANSFERS

23.1  BENEFIT OF AGREEMENT

      This Agreement shall be binding upon and enure to the benefit of each Party and its successors and assigns.

23.2  ASSIGNMENTS AND TRANSFERS BY A BORROWER

      A Borrower shall not be entitled to assign or transfer any of its rights or obligations under this Agreement.

23.3  ASSIGNMENTS BY BANKS

      Any Bank may, subject to Clause 23.5 (Condition to Assignments and Transfers), assign any of its rights and benefits under this Agreement to another bank or other financial institution, PROVIDED THAT until the assignee has confirmed to the Facility Agent and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been a party to this Agreement as a Bank, the Facility Agent and the other Banks shall not be obliged to recognise the assignee as having the rights against each of them which it would have had if it had been such a party to this Agreement.

23.4  TRANSFERS BY BANKS

      23.4.1 Any Bank may, subject to Clause 23.5 (Conditions to Assignments and Transfers), transfer, in accordance with this Clause 23.4, any of its rights and obligations under this Agreement.

      23.4.2 If any Bank (the "EXISTING BANK") wishes to transfer all or any part of its Commitment or Participation in Advances to another bank or other financial institution (the "BANK TRANSFEREE"), such transfer may be effected by way of a novation by the delivery to, and the execution by, the Facility Agent of a duly completed Transfer Certificate.

      23.4.3    On the date specified in the Transfer Certificate:

                (a) to the extent that in the Transfer Certificate the Existing Bank seeks to transfer its Commitment or Participation in Advances, the Borrowers and the Existing Bank shall each be released from further obligations to each other under this Agreement and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this sub-clause 23.4.3 as "DISCHARGED RIGHTS AND OBLIGATIONS");

                (b) the Borrowers and the Bank Transferee shall each assume obligations towards each other and/or acquire rights against each other which differ from the Discharged Rights and Obligations only insofar as the Borrowers and the Bank Transferee have assumed and/or acquired the same in place of the Borrowers and the Existing Bank; and

                (c) each of the Parties and the Bank Transferee shall acquire the same rights and assume the same obligations among themselves as they would have acquired and assumed had the Bank Transferee been a party under this Agreement as a Bank with the rights and/or the obligations acquired and/or assumed by it as a result of the transfer.

      23.4.4 The Facility Agent shall promptly complete a Transfer Certificate on request by an Existing Bank and upon payment by the Bank Transferee of a fee of $1000 to the Facility Agent, PROVIDED THAT such fee shall not be payable in respect of a transfer to an affiliate of the Existing Bank or another Bank. Each Party irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf, PROVIDED THAT such authorisation does not extend to the execution of a Transfer Certificate on behalf of either the Existing Bank or the Bank Transferee named in the Transfer Certificate.

      23.4.5 The Facility Agent shall promptly notify the Borrowers' Agent of the receipt and execution on its behalf by the Facility Agent of any Transfer Certificate.

23.5  CONDITIONS TO ASSIGNMENTS AND TRANSFERS

      23.5.1 An assignment or transfer by a Bank shall be in respect of a Commitment of at least $15,000,000 and an integral multiple of $5,000,000.

      23.5.2 A Bank which is a Swing-Line Bank shall only assign or transfer all or a part of its Commitment (including its Swing-Line Commitment) if either:

                (i) such assignment or transfer would not result in its Swing-Line Commitment exceeding its Commitment; or

                (ii) it assigns or transfers an equal amount of its Commitment and its Swing-Line Commitment.

      23.5.3 An assignment or transfer of any Commitment or Participation in the Advances (other than any such assignment or transfer to a Bank or to an affiliate of a Bank) shall be subject to the prior approval of the Borrowers' Agent (such approval not to be unreasonably withheld or delayed).

      23.5.4    If:

                (a) a Bank assigns or transfers any of its rights or obligations under the Financing Documents to a Bank Transferee (including, without limitation, to an affiliate of such Bank); or

                (b) a Bank changes any Lending Office which it selected on the date it became a Party for the purpose of participating in the Facility,

                and as a result of circumstances existing at the date the assignment, transfer or change of Lending Office occurs, a Borrower would be obliged to make a payment to the Bank Transferee or to the Bank acting through its new Lending Office pursuant to Clause 10.2 (Increased Costs) or Clause 11.9 (Grossing-up), then that Bank Transferee or Bank acting through its new Lending Office shall only be entitled to receive payment under Clause 10.2 (Increased Costs) or, as the case may be, Clause 11.9 (Grossing-up) to the same extent as the Existing Bank or the Bank acting through its original Lending Office would have been so entitled if the assignment, transfer or change of Lending Office had not occurred.

23.6  CONSEQUENCES OF TRANSFER

      A Borrower shall be under no obligation to pay any greater amount under this Agreement following an assignment or transfer by a Bank of any of its rights or obligations pursuant to this Clause 23 if, in the circumstances existing at the time of such assignment or transfer, such greater amount would not have been payable but for the assignment or transfer.

23.7  DISCLOSURE OF INFORMATION

      Each Finance Party may disclose to each other, to their affiliates, to their professional advisers and to any person with whom they are proposing to enter, or have entered into, any kind of assignment, transfer, novation, participation or other agreement in relation to this Agreement, a copy of this Agreement and any information which that Finance Party has acquired under or in connection with this Agreement, PROVIDED THAT any such person shall first provide an undertaking in favour of the Borrowers to keep the same confidential.

24.   INDEMNITIES

24.1  BREAKAGE COSTS INDEMNITY

      Each Borrower shall indemnify each Bank on demand against any reasonable loss or expense (including any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under this Agreement, any amount repaid or prepaid under this Agreement or any Advance) which that Bank has sustained or incurred as a consequence of:

      24.1.1 an Advance not being made to such Borrower following the service of a Drawdown Notice (except as a result of the failure of that Bank to comply with its obligations under this Agreement) or the service of a Market Disruption Notice in respect of an Advance requested by such Borrower;

      24.1.2 the failure of such Borrower to make payment on the due date of any sum due under this Agreement;

      24.1.3 the occurrence of any Default by such Borrower or the operation of Clause 16.2 (Acceleration) in relation to such Borrower; or

      24.1.4 any prepayment or repayment of an Advance otherwise than on a Repayment Date relative to that Advance, such loss or expense being equal to the amount (if any) by which (a) the additional interest excluding the Margin which would have been payable on the amount so received or recovered had it been received or recovered on the related Repayment Date exceeds (b) the amount of interest which in the opinion of the relevant Agent would have been payable to that Agent on the related Repayment Date in respect of a deposit in the currency of the amount so received or recovered equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the third or, in the case of a prepayment in accordance with Clause
                8.2 (Voluntary Prepayment), the second Business Day following the date of such receipt or recovery and ending on the related Repayment Date.

24.2  CURRENCY INDEMNITY

      24.2.1 Any payment made to or for the account of or received by any Finance Party in respect of any moneys or liabilities due, arising or incurred by a Borrower to any Finance Party in a currency (the "CURRENCY OF PAYMENT") other than the currency in which the payment should have been made under this Agreement (the "CURRENCY OF OBLIGATION") in whatever circumstances (including as a result of a judgement against any Borrower) and for whatever reason shall constitute a discharge to that Borrower only to the extent of the Currency of Obligation amount which that Finance Party is able on the date of receipt of such payment (or if such date of receipt is not a Business Day, on the next succeeding Business Day) to purchase with the Currency of Payment amount at its spot rate of exchange (as reasonably determined by that Finance Party) in the London foreign exchange market.

      24.2.2 If the amount of the Currency of Obligation which that Finance Party is so able to purchase falls short of the amount originally due to that Finance Party under this Agreement, then the relevant Borrower shall promptly on demand indemnify that Finance Party against any loss or damage arising as a result of that shortfall by paying to that Finance Party that amount in the Currency of Obligation certified by that Finance Party as necessary so to indemnify it.

      24.2.3 Each indemnity in this Clause 24.2 shall constitute a separate and independent obligation from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted from time to time and shall continue in full force and effect notwithstanding any judgement or order for a liquidated sum or sums in respect of amounts due under this Agreement or under any such judgement or order.

24.3  GENERAL

      The certificate of the relevant Finance Party as to the amount of any loss or damage sustained or incurred by it shall be prima facie evidence to the Borrowers in the absence of manifest error.

25.   LAW AND JURISDICTION

25.1  LAW

      This Agreement is governed by and shall be construed in accordance with English law.

25.2  JURISDICTION

      25.2.1 The Parties agree that the courts of England shall have jurisdiction to settle any disputes which may arise in connection with this Agreement and that any judgement or order of an English court in connection with this Agreement is conclusive and binding on them and may be enforced against them in the courts of any other jurisdiction. This sub-clause 25.2.1 is for the benefit of each Finance Party only and shall not limit the right of each Finance Party to bring proceedings against a Borrower in connection with this Agreement in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

      25.2.2    Each Borrower:

                (a) waives any objections which it may have to the English courts on the grounds of venue or forum non conveniens or any similar grounds as regards proceedings in connection with this Agreement; and

                (b) consents to service of process by mail or in any other manner permitted by the relevant law.

25.3  AGENT FOR SERVICE

      Each Borrower not incorporated in England and Wales shall at all times maintain an agent for service of process in England. That agent shall be Fiat UK Limited of Berkeley Square House, Berkeley Square, London W1X 6AL. Any claim form, writ, summons, judgement or other notice of legal process shall be sufficiently served on a Borrower if delivered to that agent at its address for the time being. A Borrower shall not revoke the authority of that agent. If for any reason any such agent no longer serves as agent of a Borrower to receive service of process, then that Borrower shall promptly appoint another such agent and immediately advise the Facility Agent of that appointment.

IN WITNESS WHEREOF the Parties have caused this Agreement to be duly executed on the date set out above.

                                   SCHEDULE 1

                                     PART A
                                    THE BANKS

BANK                                         LENDING OFFICE                         REVOLVING COMMITMENT ($)

ARRANGERS
ABN AMRO Bank N.V.                           Amsterdam Branch                                 62,000,000
Banca Intesa S.p.A., London Branch           US Borrowers:  New York Branch                   62,000,000
                                             Other Borrowers: London Branch
The Chase Manhattan Bank                     London Branch                                    61,000,000

CO-ARRANGERS
Banca Nazionale del Lavoro S.p.A., London    Italian Borrowers:  Torino Branch                55,000,000
Branch                                       US Borrowers:  New York Branch
                                             Other Borrowers: London Branch
Bank of America, N.A., Milan Branch Corso    London Branch                                    55,000,000
Matteotti
The Bank of New York                         New York Branch                                  55,000,000
Bank One, NA                                 London Branch                                    55,000,000
BNP PARIBAS                                  Paris Branch                                     55,000,000
Barclays Bank PLC                            London Branch                                    55,000,000
Bayerische Landesbank Girozentrale,          London Branch                                    55,000,000
Filiale di Milano
Caixa Geral de Depositos, S.A.               Paris Branch                                     55,000,000
Caja Madrid                                  Madrid Branch                                    55,000,000
Citibank, N.A.                               London Branch                                    55,000,000
Credit Agricole Indosuez                     Paris Branch                                     55,000,000
Credit Industriel et Commercial              Paris Branch                                     55,000,000
Deutsche Bank Luxembourg S.A.                Luxembourg Branch                                55,000,000
Dresdner Bank Luxembourg S.A.                Luxembourg Branch                                55,000,000
First Union National Bank, London Branch     London Branch                                    55,000,000
HSBC Bank plc                                London Branch                                    55,000,000
The Industrial Bank of Japan, Limited        US Borrowers:  New York                          55,000,000
                                             Other Borrowers: London Branch
ING Bearings                                 Rotterdam Branch                                 55,000,000

BANK                                         LENDING OFFICE                         REVOLVING COMMITMENT ($)
Natexis Banques Populaires S.A.              Paris Branch                                     55,000,000
Societe Generale Finance (Ireland) Limited   Dublin Branch                                    55,000,000
Toronto Dominion (Texas) Inc.                US Borrowers:  Houston Branch                    55,000,000
                                             Other Borrowers: London Branch
UniCredito Italiano S.p.A., London Branch    US Borrowers:  New York                          55,000,000
                                             Other Borrowers: London Branch
UBS AG                                       London Branch                                    55,000,000
Westdeutsche Landesbank Girozentrale, New    New York Branch                                  55,000,000
York Branch

LEAD MANAGERS
Banca di Roma S.p.A., London Branch          US Borrowers:  New York                          27,500,000
                                             Other Borrowers: London Branch
Banca Monte dei Paschi di Siena S.p.A.       US Borrowers:  New York Branch                   27,500,000
                                             Other Borrowers: London Branch
Banca Popolare di Bergamo - Credito          Lyon Branch                                      27,500,000
Varesino s.c.r.l.
BANESTO S.A.                                 Madrid Branch                                    27,500,000
Bank of Montreal                             Chicago Branch                                   27,500,000
Bayerische Hypo-und Vereinsbank AG           London Branch                                    27,500,000
BBVA Ireland Plc                             Dublin Branch                                    27,500,000
Comerica Bank                                Detroit Branch                                   27,500,000
Credit Suisse First Boston                   London Branch                                    27,500,000
Fleet National Bank, London Branch           London Branch                                    27,500,000
Morgan Guaranty Trust Company of New York    London Branch                                    27,500,000
KBC Bank N.V. Dublin Branch                  US Borrowers:  New York Branch                   27,500,000
                                             Other Borrowers: Dublin Branch
Mellon Bank N.A.                             London Branch                                    27,500,000
RBC Finance B.V.                             Amsterdam Branch                                 27,500,000
San Paolo IMI S.p.A.                         US Borrowers:  New York Branch                   27,500,000
                                             Other Borrowers: Torino Branch
Scotiabank (Ireland) Limited                 Dublin Branch                                    27,500,000
Standard Chartered Bank                      London Branch                                    27,500,000
The Sumitomo Bank, Limited                   London Branch                                    27,500,000
TOTAL                                                                                      2,000,000,000

                                     PART B
                              THE SWING-LINE BANKS

BANK                                 LENDING OFFICE: EURO          LENDING               SWING-LINE COMMITMENT
                                          SWING-LINE               OFFICE:                                 ($)
                                                                   DOLLAR
                                                                 SWING-LINE
ABN AMRO Bank N.V.                Amsterdam Branch             Chicago Branch                       40,000,000
Banca Intesa S.p.A., New York     US Borrowers:  New York      New York Branch                      40,000,000
Branch                            Branch
                                  Other Borrowers:  London
                                  Branch
The Chase Manhattan Bank          London Branch                New York Branch                      40,000,000
Banca Nazionale del Lavoro        US Borrowers:  New York      New York Branch                      27,500,000
                                  Branch
                                  Other Borrowers:  London
                                  Branch
Bank of America, N.A., Milan      London Branch                Chicago Branch                       27,500,000
Branch Corso Matteotti
The Bank of New York              New York Branch              New York Branch                      27,500,000
Bank One, NA                      London Branch                Chicago Branch                       27,500,000
BNP PARIBAS                       Paris Branch                 New York Branch                      27,500,000
Barclays Bank PLC                 London Branch                New York Branch                      27,500,000
Bayerische Landesbank             London Branch                New York Branch                      27,500,000
Girozantrale, Filiale di Milano
Caixa Geral de Depositos, S.A.    Paris Branch                 New York Branch                      27,500,000
Citibank, N.A.                    London Branch                Delaware Branch                      27,500,000
First Union National Bank         London Branch                Charlotte Branch                     27,500,000
The Industrial Bank of Japan      US Borrowers:  New York      New York Branch                      27,500,000
                                  Branch
                                  Other Borrowers:  London
                                  Branch
Natexis Banques Populaires S.A.   Paris Branch                 New York Branch                      27,500,000
TOTAL                                                                                              450,000,000

                                   SCHEDULE 2

                                     PART A
                     ORIGINAL BORROWERS CONDITIONS PRECEDENT

1.   A Certified Copy of the constitutional documents of each Borrower.

2. Certified Copies of documents evidencing that the officers of each Borrower who act as signatories for that Borrower in relation to the Financing Documents have the relevant corporate authority to bind that Borrower and also setting out specimen signatures of such officers.

3. The Agency Fees Letter and the Arrangement Fees Letter duly executed by the Borrowers' Agent.

4. A letter addressed by Fiat UK Limited to the Facility Agent in which it agrees to act as each Borrower's agent for service of process in England for the purposes of this Agreement.

5.   Legal opinions from each of:

     (i)    Clifford Chance;

     (ii)   Nauta Dutilh for CNH Global N.V.;

     (iii) De Bandt, Van Hecke, Lagae & Loesch, Luxembourg external counsel for Fiat Finance and Trade Ltd. S.A.; and

     (iv) internal counsel for Case Credit Corporation, Case Corporation, New Holland Credit Company LLC and Fiat S.p.A.

6. Evidence of the full repayment and cancellation (in accordance with the terms of the relevant agreements) of the $1.1 billion revolving credit and guarantee agreement made available to Case Corporation and the $1.2 billion revolving credit and guarantee agreement made available to Case Credit Corporation, each dated 23 August 1996.

                                     PART B


                     ACCEDING BORROWER CONDITIONS PRECEDENT

1. A Certified Copy of the constitutional documents of the proposed Additional Borrower.

2. Certified Copies of documents evidencing that the officers of the proposed Additional Borrower who act as signatories for that proposed Additional Borrower in relation to the Financing Documents have the relevant corporate authority to bind that proposed Additional Borrower and also setting out specimen signatures of such officers.

3. In the case of a Proposed Borrower incorporated in a Jurisdiction other than England and Wales, a letter addressed by Fiat UK Limited to the Facility Agent in which it agrees to act as the proposed Additional Borrower's agent for service of process in England for the purposes of this Agreement.

4. Legal opinions from counsel approved by the Facility Agent (acting reasonably) in the jurisdiction of incorporation of the proposed Additional Borrower.

5. A Certified Copy of the proposed Additional Borrower's latest financial statements.

                                   SCHEDULE 3

                                 DRAWDOWN NOTICE

To:  [The Facility Agent/The Euro Swing-Line Agent/The US Swing-Line Agent]

From:

                                                                         *[date]

Dear Sirs,

$2,000,000,000 CREDIT AGREEMENT DATED * 2000 (THE "CREDIT AGREEMENT")

Terms defined in the Credit Agreement have the same meaning in this notice.

We request an Advance to be drawn down under the Credit Agreement as follows:

1.   Amount of Advance:

2.   Type of Advance: [Revolving/Euro Swing-Line/Dollar Swing-Line]

3.   Currency: [o/Euro/$]

4.   Drawdown Date:

5.   Duration of first Interest Period:

6.   Payment instructions: (if applicable)

We confirm that today and on the Drawdown Date:

(a)  the representations and warranties in sub-clause 14.1.1 to 14.1.4 and
     14.1.11 of Clause 14.1 (Representations and Warranties) inclusive to be repeated are and will be correct; and

(b) no Default or Potential Default has occurred and is continuing or will occur on the making of the Advance.



SIGNED


For and on behalf of
[o]

                                   SCHEDULE 4


                          FORM OF TRANSFER CERTIFICATE

                              TRANSFER CERTIFICATE



To:  The Facility Agent
     and the other parties to the Credit Agreement (as defined below)



This transfer certificate ("TRANSFER CERTIFICATE") relates to a credit agreement dated * 2000 and made between (1) Fiat S.p.A. and others as Borrowers, (2) certain banks, (3) Chase Manhattan International Limited, (4) The Chase Manhattan Bank, (5) ABN AMRO Bank N.V., (6) Chase Manhattan Plc and (7) Banca Intesa S.p.A., London Branch in respect of a multicurrency revolving and swing-line loan facility (the "CREDIT AGREEMENT", which term shall include any amendments or supplements to it).

Terms defined and references construed in the Credit Agreement shall have the same meanings and construction in this Transfer Certificate.

1.   *[insert full name of Existing Bank] (the "EXISTING BANK"):

     (a) confirms that to the extent that details appear in the schedule to this Transfer Certificate under the headings "Existing Bank's Revolving Commitment", "Existing Bank's Swing-Line Commitment", "Existing Bank's Participation in Revolving Advances" and "Existing Bank's Participation in Swing-Line Advances", those details accurately summarise its Commitments and its Participations in Advances all or part of which is to be transferred; and

     (b) requests *[insert full name of Bank Transferee] (the "Bank Transferee") to accept and procure, in accordance with Clause 23 (Assignments and Transfers) of the Credit Agreement, the substitution of the Existing Bank by the Bank Transferee in respect of the amount of its Commitment(s) and its Participation(s) in Advances to be transferred as specified in the schedule to this Transfer Certificate by signing this Transfer Certificate.

2. The Bank Transferee requests each of the Parties to accept this executed Transfer Certificate as being delivered under and for the purposes of Clause 23 (Assignments and Transfers) of the Credit Agreement so as to take effect in accordance with the provisions of that Clause on *[insert date of transfer].

3.   The Bank Transferee:

     (a) confirms that it has received a copy of the Credit Agreement together with such other documents and information as it has requested in connection with this transaction;

     (b) confirms that it has not relied and will not rely on the Existing Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information; and

     (c) agrees that it has not relied and will not rely on the Finance Parties to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers.

4. The Bank Transferee undertakes with the Existing Bank and each of the other Parties that it will perform, in accordance with its terms, all those obligations which, by the terms of the Credit Agreement, will be assumed by it upon delivery of the executed copy of this Transfer Certificate to the Facility Agent.

5. On execution of this Transfer Certificate by the Facility Agent on their behalf, the Parties accept the Bank Transferee as a party to the Credit Agreement in substitution for the Existing Bank with respect to all those rights and/or obligations which, by the terms of the Credit Agreement, will be assumed by the Bank Transferee after delivery of the executed copy of this Transfer Certificate to the Facility Agent.

6.   None of the Finance Parties:

     (a) makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Credit Agreement; or

     (b) assumes any responsibility for the financial condition of any Borrower or any other party to the Credit Agreement or any other document or for the performance and observance by any Borrower or any other party to the Credit Agreement or any other document of its or their obligations and any and all conditions and warranties, whether express or implied by law or otherwise, are excluded.

7. The Bank Transferee confirms that its Lending Office and address for notices for the purposes of the Credit Agreement are as set out in the schedule to this Transfer Certificate.

8. The Existing Bank gives notice to the Bank Transferee (and the Bank Transferee acknowledges and agrees with the Existing Bank) that the Existing Bank is under no obligation to re-purchase (or in any other manner to assume, undertake or discharge any obligation or liability in relation
     to) the transferred Commitment(s) and Participation(s) at any time after this Transfer Certificate shall have taken effect.

9. Following the date upon which this Transfer Certificate shall have taken effect, without limiting the terms of this Transfer Certificate, each of the Bank Transferee and the Existing Bank acknowledges and confirms to the other that, in relation to the transferred Commitment(s) and Participation(s), variations, amendments or alterations to any of the terms of the Credit Agreement arising in connection with any renegotiation or rescheduling of the obligations under the Credit Agreement shall apply to and be binding on the Bank Transferee alone.

10. This Transfer Certificate is governed by and shall be construed in accordance with English law.

                                  THE SCHEDULE



Existing Bank's Revolving Commitment                       Amount of Revolving Commitment Transferred
Existing Bank's Swing-Line Commitment                      Amount of Swing-Line Commitment Transferred
Existing Bank's Participation in Revolving Advances        Amount of Revolving Participation Transferred
Existing Bank's Participation in Swing-Line Advances       Amount of Swing-Line Participation Transferred


*[insert full name of Bank Transferee]                     Address for notices
*                                                          *



*[Bank Transferee]

By:
   ------------------------------------
       (Duly authorised)





*[Existing Bank]



By:
   ------------------------------------
       (Duly authorised)




The Facility Agent on behalf of itself and all other parties to the Credit Agreement



By:
   ------------------------------------
       (Duly authorised)




Dated:

                                   SCHEDULE 5



                          BORROWER ACCESSION MEMORANDUM


To:      The Facility Agent

From:    [Subsidiary]

         and

         [Fiat S.p.A.] / [The Borrowers' Agent]

                                                                   Dated:    [o]

Dear Sirs,

1. We refer to a credit agreement (the "CREDIT AGREEMENT") dated [o] 2000 between a group of borrowers including Fiat S.p.A. ("FIAT"), Chase Manhattan International Limited as facility agent, the financial institutions defined therein as Banks and others.

2.   Terms defined in the Credit Agreement shall bear the same meaning herein.

3. Fiat requests that [Subsidiary] become an Additional Borrower pursuant to Clause 13 (Request for Additional Borrowers) of the Credit Agreement.

4. [Subsidiary] is a company duly organised under the laws of [name of relevant jurisdiction].

5. [Subsidiary] confirms that it has received from [Fiat] / [The Borrowers' Agent] a true and up-to-date copy of the Credit Agreement.

6. [Subsidiary] undertakes, upon its becoming a Borrower, to perform all the obligations expressed to be undertaken under the Credit Agreement by a Borrower and agrees that it shall be bound by the Credit Agreement in all respects as if it had been an original party thereto as an Original Borrower (for the avoidance of doubt, the Subsidiary shall upon its accession to the Credit Agreement, make the representations and warranties contained in Clause 14.1 (Representations and Warranties) in respect of itself only and, in respect of the representations and warranties in sub-clause 14.1.10, in respect of its then latest audited financial statements).

7. Fiat confirms that, if [Subsidiary] is accepted as an Additional Borrower, its obligations pursuant to Clause 12 (Co-Borrower's Covenants) of the Credit Agreement will apply to all the obligations of [Subsidiary] under the Financing Documents in all respects in accordance with the terms of the Credit Agreement.

8.   This Memorandum shall be governed by English law.

        Fiat S.p.A.                               [Subsidiary]
        By:                                       By:
           -----------------------------             ---------------------------

                                   SCHEDULE 6

                           FORM OF RESIGNATION NOTICE



To:      [Insert name of Facility Agent]

From:    [Fiat S.p.A.] / [The Borrowers' Agent]



Dated:   [o]

Dear Sirs,

1. We refer to a credit agreement (the "CREDIT AGREEMENT") dated [o] 2000 between a group of borrowers including Fiat S.p.A. ("FIAT"), Chase Manhattan International Limited as facility agent, the financial institutions defined therein as Banks and others.

2.   Terms defined in the Credit Agreement shall bear the same meaning herein.

3. We declare that [name of Borrower] is under no actual or contingent obligation under any Finance Document in its capacity as a Borrower.

4. Pursuant to Clause 13.3 (Resignation of a Borrower) we hereby request that [name of Borrower] shall cease to be a Borrower under the Credit Agreement.

Yours faithfully



for and on behalf of
[FIAT S.P.A.] / [THE BORROWERS' AGENT]

THE BORROWERS


SIGNED by                )
                         )
for and on behalf of     )
FIAT S.P.A.              )



SIGNED by                )
                         )
for and on behalf of     )
CNH GLOBAL N.V.          )



SIGNED by                )
                         )
for and on behalf of     )
FIAT FINANCE AND         )
TRADE LTD. S.A.          )



SIGNED by                )
                         )
for and on behalf of     )
NEW HOLLAND CREDIT       )
COMPANY LLC              )



SIGNED by                )
                         )
for and on behalf of     )
CASE CORPORATION         )



SIGNED by                )
                         )
for and on behalf of     )
CASE CREDIT CORPORATION  )

THE BANKS

SIGNED by                     )
                              )
for and on behalf of          )
ABN AMRO BANK N.V.            )



SIGNED by                     )
                              )
for and on behalf of          )
BANCA INTESA S.P.A.,          )
LONDON BRANCH                 )



SIGNED by                     )
                              )
for and on behalf of          )
THE CHASE MANHATTAN BANK      )



SIGNED by                     )
                              )
for and on behalf of          )
BANCA NAZIONALE DEL LAVORO    )
S.P.A., LONDON BRANCH         )



SIGNED by                     )
                              )
for and on behalf of          )
BANK OF AMERICA, N.A., MILAN  )
BRANCH CORSO MATTEOTTI        )



SIGNED by                     )
                              )
for and on behalf of          )
THE BANK OF NEW YORK          )

SIGNED by                         )
                                  )
for and on behalf of              )
BANK ONE, NA                      )



SIGNED by                         )
                                  )
for and on behalf of              )
BNP PARIBAS                       )



SIGNED by                         )
                                  )
for and on behalf of              )
BARCLAYS BANK PLC                 )



SIGNED by                         )
                                  )
for and on behalf of              )
BAYERISCHE LANDESBANK             )
GIROZENTRALE, FILIALE DI MILANO   )



SIGNED by                         )
                                  )
for and on behalf of              )
CAIXA GERAL DE DEPOSITOS, S.A.    )



SIGNED by                         )
                                  )
for and on behalf of              )
CAJA MADRID                       )



SIGNED by                         )
                                  )
for and on behalf of              )
CITIBANK, N.A.                    )

SIGNED by                        )
                                 )
for and on behalf of             )
CREDIT AGRICOLE INDOSUEZ         )



SIGNED by                        )
                                 )
for and on behalf of             )
CREDIT INDUSTRIEL ET COMMERCIAL  )



SIGNED by                        )
                                 )
for and on behalf of             )
DEUTSCHE BANK LUXEMBOURG S.A.    )



SIGNED by                        )
                                 )
for and on behalf of             )
DRESDNER BANK LUXEMBOURG S.A.    )



SIGNED by                        )
                                 )
for and on behalf of             )
FIRST UNION NATIONAL BANK,       )
LONDON BRANCH                    )



SIGNED by                        )
                                 )
for and on behalf of             )
HSBC BANK PLC                    )



SIGNED by                        )
                                 )
for and on behalf of             )
THE INDUSTRIAL BANK OF JAPAN,    )
LIMITED                          )

SIGNED by                       )
                                )
for and on behalf of            )
ING BEARINGS                    )


SIGNED by                       )
                                )
for and on behalf of            )
NATEXIS BANQUES POPULAIRES S.A. )



SIGNED by                       )
                                )
for and on behalf of            )
SOCIETE GENERALE FINANCE        )
(IRELAND) LIMITED               )



SIGNED by                       )
                                )
for and on behalf of            )
TORONTO DOMINION (TEXAS) INC.   )



SIGNED by                       )
                                )
for and on behalf of            )
UNICREDITO ITALIANO S.P.A.,     )
LONDON BRANCH                   )



SIGNED by                       )
                                )
for and on behalf of            )
UBS AG                          )



SIGNED by                       )
                                )
for and on behalf of            )
WESTDEUTSCHE LANDESBANK         )
GIROZENTRALE, NEW YORK BRANCH   )

SIGNED by                    )
                             )
for and on behalf of         )
BANCA DI ROMA S.P.A.,        )
LONDON BRANCH                )



SIGNED by                    )
                             )
for and on behalf of         )
BANCA MONTE DEI PASCHI DI    )
SIENA S.P.A.                 )



SIGNED by                    )
                             )
for and on behalf of         )
BANCA POPOLARE DI BERGAMO    )
- CREDITO VARESINO S.C.R.L.  )


SIGNED by                    )
                             )
for and on behalf of         )
BANESTO S.A.                 )



SIGNED by                    )
                             )
for and on behalf of         )
BANK OF MONTREAL             )



SIGNED by                    )
                             )
for and on behalf of         )
BAYERISCHE HYPO-UND          )
VEREINSBANK AG               )

SIGNED by                      )
                               )
for and on behalf of           )
BBVA IRELAND PLC               )



SIGNED by                      )
                               )
for and on behalf of           )
COMERICA BANK                  )



SIGNED by                      )
                               )
for and on behalf of           )
CREDIT SUISSE FIRST BOSTON     )



SIGNED by                      )
                               )
for and on behalf of           )
FLEET NATIONAL BANK, LONDON    )
BRANCH                         )



SIGNED by                      )
                               )
for and on behalf of           )
MORGAN GUARANTY TRUST          )
COMPANY OF NEW YORK            )


SIGNED by                      )
                               )
for and on behalf of           )
KBC BANK N.V. DUBLIN BRANCH    )



SIGNED by                      )
                               )
for and on behalf of           )
MELLON BANK N.A.               )

SIGNED by                     )
                              )
for and on behalf of          )
RBC FINANCE B.V.              )



SIGNED by                     )
                              )
for and on behalf of          )
SAN PAOLO IMI S.P.A.          )


SIGNED by                     )
                              )
for and on behalf of          )
SCOTIABANK (IRELAND) LIMITED  )


SIGNED by                     )
                              )
for and on behalf of          )
STANDARD CHARTERED BANK       )



SIGNED by                     )
                              )
for and on behalf of          )
THE SUMITOMO BANK, LIMITED    )



THE FACILITY AGENT

SIGNED by                     )
                              )
for and on behalf of          )
CHASE MANHATTAN               )
INTERNATIONAL LIMITED         )

THE EURO SWING-LINE AGENT

SIGNED by                     )
                              )
for and on behalf of          )
CHASE MANHATTAN               )
INTERNATIONAL LIMITED         )



THE US SWING-LINE AGENT

SIGNED by                     )
                              )
for and on behalf of          )
THE CHASE MANHATTAN BANK      )



THE ARRANGERS

SIGNED by                     )
                              )
for and on behalf of          )
ABN AMRO BANK N.V.            )



SIGNED by                     )
                              )
for and on behalf of          )
BANCA INTESA S.P.A., LONDON   )
BRANCH                        )



SIGNED by                     )
                              )
for and on behalf of          )
CHASE MANHATTAN PLC           )



For the purposes of Article 1 of the Protocol annexed to the Brussels Convention on jurisdiction and the enforcement of judgments in civil and commercial matters signed at Brussels on 27 September 1968, Fiat Finance and Trade Ltd. S.A. expressly and specifically agrees to and accepts the jurisdiction of the Courts of England.

-----------------------------------------------
for and on behalf of
FIAT FINANCE AND TRADE LTD. S.A.